UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Capstead Mortgage Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Notice of Annual Meeting of Stockholders

To Be Held May 27, 2015

To the stockholders of
CAPSTEAD MORTGAGE CORPORATION:

On behalf of our board of directors, I am pleased to invite you to attend the 2015 Annual Meeting of Stockholders of Capstead Mortgage Corporation, a Maryland corporation, to be held at 8401 North Central Expressway, Suite 220, Dallas,
Texas 75225-4404 on Wednesday, May 27, 2015 beginning at 1:00 p.m., Central Time, for the following purposes:

(1)	To elect eight directors to hold office until our next annual meeting of stockholders and until their successors are elected and qualified;
(2)	To conduct an advisory (nonbinding) vote to approve our 2014 named executive officers’ compensation;
(3)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

In the discretion of the proxies, our annual meeting may include the transacting of any other business that may properly come before the meeting or any adjournment of the meeting.

** PLEASE VOTE NOW **	YOUR VOTE IS IMPORTANT	** PLEASE VOTE NOW **

Stockholders of record at the close of business on March 27, 2015 will be entitled to notice of and to vote at our annual meeting of stockholders. It is important your shares are represented at our annual meeting regardless of the size of your holdings. Whether or not you plan to attend the meeting in person, please vote your shares as promptly as possible via the internet, by telephone, or by signing, dating and returning your proxy card. Voting promptly saves us the expense of a second mailing or telephone campaign, and reduces the risk that the meeting is adjourned because of the lack of a quorum. Voting via the internet or by telephone helps reduce postage and proxy tabulation costs. See the “Voting” section of this proxy statement for a description of voting methods.

Stockholders please note that New York Stock Exchange regulations require you to vote this proxy in order for your shares to be counted. Your broker will not have any discretion to vote your shares on your behalf for these matters without direction from you.

PLEASE DO NOT MAIL YOUR PROXY CARD IF YOU VOTE BY INTERNET OR TELEPHONE.

By order of our board of directors,
Phillip A. Reinsch
Secretary

8401 North Central Expressway, Suite 800
Dallas, Texas 75225-4404
April 15, 2015

FORWARD-LOOKING STATEMENTS

CAPSTEAD MORTGAGE CORPORATION
8401 North Central Expressway, Suite 800
Dallas, Texas 75225-4404

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 27, 2015

This proxy statement, together with the proxy, is solicited by and on behalf of the board of directors of Capstead Mortgage Corporation, a Maryland corporation, for use at our annual meeting of stockholders to be held on May 27, 2015 at 8401 North Central Expressway, Suite 220, Dallas, Texas beginning at 1:00 p.m., Central Time. Our board is requesting you to allow your shares to be represented and voted at our annual meeting by the proxies named on the proxy card. “We,” “our,” “us,” and “Capstead” each refers to Capstead Mortgage Corporation. A notice regarding the internet availability of this proxy statement and our 2014 annual report will first be mailed to stockholders on or about April 15, 2015. This proxy statement will be available on our website at that time. See the “Notice of Electronic Availability of Proxy Materials” section of this proxy statement for more information.

At our annual meeting, action will be taken to elect eight directors to hold office until the next annual meeting and until their successors are elected and qualified (proposal 1); to hold an advisory vote on executive compensation (proposal 2); and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (proposal 3). In the discretion of the proxy holders, proxies may be voted on any other business that may properly come before the meeting or any adjournment of the meeting.

FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning. Forward-looking statements are based largely on the expectations of our management and are subject to a number of risks and uncertainties including, but not limited to, the following:
		•	changes in market conditions as a result of Federal Reserve monetary policy or federal government fiscal challenges;
		•	deterioration in credit quality and ratings of existing or future issuances of GSE or Ginnie Mae securities;
		•	changes in legislation or regulation affecting exemptions for mortgage real estate investment trusts (a “REIT”) from regulation under the Investment Company Act of 1940; and
		•	increases in costs and other general competitive factors.

•	changes in general economic conditions;
In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties which could cause actual results to be significantly different from those expressed or implied by any forward-looking statements included herein.  It is not possible to identify all of the risks, uncertainties and other factors that may affect future results.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.  Forward-looking statements speak only as of the date the statement is made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein.

•	fluctuations in interest rates and levels of mortgage prepayments;
•	the effectiveness of risk management strategies;
•	the impact of differing levels of leverage employed;
•	liquidity of secondary markets and credit markets;
•	the availability of financing at reasonable levels and terms to support investing on a leveraged basis;
•	the availability of new investment capital;
•	the availability of suitable qualifying investments from both an investment return and regulatory perspective;
•
changes in legislation or regulation affecting government-sponsored entities, either Fannie Mae or Freddie Mac (together, the “GSEs”), or Ginnie Mae and similar federal government agencies and related guarantees;

•	other changes in legislation or regulation affecting the mortgage and banking industries;

Capstead 2015 Proxy Statement	1

GENERAL INFORMATION ABOUT VOTING

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our board. We will bear the expense of soliciting proxies for our annual meeting, including the mailing cost. In addition to solicitation by mail, our officers or a company of our designation may solicit proxies from our stockholders by telephone, e-mail, facsimile or personal interview. Our officers receive no additional compensation for such services.

We intend to request persons holding our common shares in their name or custody, or in the name of a nominee, to send a notice of internet availability of proxy materials to their principals and request authority for the execution of the proxies. We will reimburse such persons for their expense in doing so. We will also use the proxy solicitation services of Georgeson Inc. For such services, we will pay a fee that is not expected to exceed $6,500 plus out-of-pocket expenses.

Voting Securities

Our common stock is our only equity security entitled to general voting rights. Each share of common stock entitles the holder to one vote. As of March 27, 2015, there were 95,812,050 shares of common stock outstanding and all are entitled to vote for matters coming before our annual meeting. Only common stockholders of record at the close of business on March 27, 2015 are entitled to vote at the meeting or any adjournment of the meeting.

Voting

If you hold shares of our common stock in your own name as a holder of record, you may instruct the proxies to vote your shares through any of the following methods:

•         via the internet by logging on to www.eproxy.com/cmo to gain access to the voting site and to authorize the proxies to vote your shares;
•        by calling our transfer agent Wells Fargo at 1-800-560-1965 and following the prompts; or
•         by signing, dating and mailing the proxy card in the postage-paid envelope provided.

Our counsel has advised us these three voting methods are permitted under the corporate law of Maryland, the state in which we are incorporated.

The deadline for internet and telephone voting is 11:59 p.m., Central Time, on May 26, 2015. If you prefer, you may bring your proxy to our annual meeting to vote your shares in person.

If a broker, bank or other nominee holds shares of our common stock on your behalf, the voting instructions above do not apply to you. You will receive voting instructions from them.

Counting of Votes

A quorum will be present at our annual meeting if the holders of a majority of our outstanding shares of common stock are present, in person or by proxy. If you have returned valid voting instructions or if you hold your shares in your own name as a holder of record and attend the meeting in person with your proxy, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the meeting may be postponed or adjourned until a quorum has been obtained.

The affirmative vote of a majority of all the votes cast at the annual meeting is required to elect each nominee to our board (proposal 1), to consider advisory approval of compensation granted to our named executive officers in 2014 (proposal 2), and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015 (proposal 3). Unless otherwise required by Maryland or other applicable law, the affirmative vote of a majority of all votes cast is also required to approve any other matter brought to a vote at the meeting.

Brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to any non-

routine matter, including the election of our directors (proposal 1) or the compensation-related proposal (proposal 2), unless the brokers have received instructions from the beneficial owners of the shares. It is therefore important that you provide instructions to your broker so that your shares will be counted in these matters.

Brokers may vote at their discretion on all routine matters (i.e. the ratification of the appointment of our independent registered public accounting firm). Broker non-votes occur when a broker, bank or other nominee holding shares on your behalf votes the shares on some matters but not others. We will treat broker non-votes as shares present and voting for quorum purposes and votes not cast in any non-routine matter, including proposals 1 and 2.

Abstentions, broker non-votes and withheld votes will have no effect on the outcome of the votes on proposals 1 and 2, assuming that a quorum is obtained.

If you sign and return your proxy card without giving specific voting instructions, your shares will be voted as recommended by our board.

2	Capstead 2015 Proxy Statement

GENERAL INFORMATION ABOUT VOTING

Right to Revoke Proxy

You must meet the same deadline when revoking your proxy as when voting your proxy. See the “Voting” section of this proxy statement for more information. If you hold shares of our common stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

•        by notifying our secretary in writing of your revocation before your shares have been voted;
•        by signing, dating and mailing a new proxy card to Wells Fargo;

•         by calling Wells Fargo at 1-800-560-1965 and following the prompts;
•         via the internet by logging on to www.eproxy.com/cmo and following the prompts; or
•         by attending our annual meeting with your proxy and voting your shares in person.

If your shares are held on your behalf by a broker, bank or other nominee, you must contact them to receive information on revoking your proxy.

Notice of Electronic Availability of Proxy Materials

On or about April 15, 2015, we mailed our stockholders a notice with instructions on accessing these materials and voting online as permitted by the Securities and Exchange Commission (“SEC”). If you received a notice, you will not receive a hard copy of the proxy materials unless you request them. If you would like to receive a hard copy of our proxy materials, follow the instructions on the notice.

Multiple Stockholders Sharing the Same Address

SEC rules and Maryland corporate law allow for householding, which is the delivery of a single copy of an annual report and proxy statement, or notice of electronic availability, to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. Duplicate mailings are eliminated by allowing stockholders to consent to such elimination or through implied consent if a stockholder does not request continuation of duplicate mailings. Depending upon the practices of your broker, bank or other nominee, you may be required to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold shares of our common stock in your own name as a holder of record, householding will not apply to you.

Extra copies of our annual report and proxy statement may be obtained free of charge by sending a request to Capstead Mortgage Corporation, Attention: Stockholder Relations, 8401 North Central Expressway, Suite 800, Dallas, Texas, 75225-4404. You can also obtain copies on our website at www.capstead.com or by calling us toll-free at (800) 358-2323, extension 2339.

Voting Results

Voting results will be announced at our annual meeting and a detail of the voting results will be published in a Form 8-K filed with the SEC within four business days of the meeting.

Capstead 2015 Proxy Statement	3

PROPOSAL ONE – ELECTION OF DIRECTORS

PROPOSAL ONE – ELECTION OF DIRECTORS

One of the purposes of our annual meeting is to elect eight directors to hold office until the next annual meeting and until their successors have been elected and qualified. In order to understand each nominee’s qualifications to serve as a director, it is important to first review our investment strategy:

We operate as a self-managed REIT for federal income tax purposes and earn income from investing in an appropriately leveraged portfolio of residential mortgage pass-through securities consisting almost exclusively of relatively short-duration adjustable-rate mortgage (“ARM”) securities issued and guaranteed by the GSEs, or by an agency of the federal government, Ginnie Mae. Duration is a common measure of market price sensitivity to interest rate movements. A short duration generally indicates less interest rate risk.

Set forth below for each director nominee is the name, age, principal occupation, the date elected to our board, board committee memberships held, the number of shares of common stock beneficially held, directorships held with other public companies and certain other biographical information necessary to provide you with a more complete understanding of the experiences, qualifications, attributes or skills of the nominees.

Also provided below is a brief discussion of our considerations for recommending each of the nominees for director. For discussion of beneficial ownership, see the “Security Ownership of Management and Certain Beneficial Owners” section of this proxy statement. If any nominee becomes unable to stand for election as a director, an event we do not presently expect, the proxy will be voted for a replacement nominee if our board designates one.

The board recommends a vote FOR all nominees.

Nominees for Director

Jack Bernard*	Age 60 Director since September 2012 Shares of common stock beneficially owned: 16,000
Executive Director, Renewable Funding, LLC

Member: Governance & Nomination Committee

•       Professional Experience: Mr. Bernard is an executive director and member of the board of Renewable Funding LLC, a private company focused on the development of innovative finance and technology solutions to clean energy, since 2008. From 2005 to 2007 Mr. Bernard was managing director of OceanTomo responsible for an intellectual property fund and from 2003 to 2004 was managing director for Coastal Capital responsible for an intellectual property sale/leaseback fund. From 1993 to 2002 Mr. Bernard held senior roles at Dresdner RCM Capital Management including managing mortgage, asset-backed and corporate investments held in domestic institutional portfolios, managing a closed end fixed-income fund (NYSE: RCS), and other global credit investment responsibilities. Mr. Bernard worked at Merrill Lynch, Pierce, Fenner & Smith Incorporated from 1984 to 1993 in the mortgage securities trading division with responsibilities for originating, trading and hedging collateralized mortgage obligations, as well as managing a proprietary position in mortgage derivatives.

•       Consideration for Recommendation: Mr. Bernard has extensive experience in capital markets and investment management activities having managed and traded mortgage securities and other fixed-income positions for major investment banking firms and he continues to be involved in these markets and various real estate-related activities on a personal and professional basis. Mr. Bernard serves as a member of our governance & nomination committee.

Jack Biegler*	Age 71 Director since June 2005 Shares of common stock beneficially owned: 74,500
Private Investor

Chairman of the Board
Chairman: Executive Committee
Member: Compensation Committee

•       Professional Experience: Mr. Biegler has served as our chairman of the board since April 2009. Mr. Biegler served as president of Ellison Management LLC from 1996 until his retirement in 2009. From 1980 until its sale in 1996, Mr. Biegler served as chief financial officer (“CFO”) of Ray Ellison Industries, which was involved in the development and construction of single-family homes in San Antonio, Texas.

•        Consideration for Recommendation: Mr. Biegler worked as a CFO in the single-family homebuilding business for a significant portion of his career and he continues to be involved in various real estate-related activities on a personal basis. Recognizing the depth of his accounting, financial and real estate-related experience, Mr. Biegler serves as our chairman of the board, chairman of the executive committee and as a member of our compensation committee.

4	Capstead 2015 Proxy Statement

PROPOSAL ONE – ELECTION OF DIRECTORS

Michelle P. Goolsby*	Age 57 Director since June 2012 Shares of common stock beneficially owned: 23,090
Partner, Greenmont Capital Partners II

Chair: Compensation Committee
Member: Audit Committee

•        Professional Experience: Ms. Goolsby has been a partner and investment committee member for Greenmont Capital Partners II, a private equity firm, since 2008. From 1998 to 2008 Ms. Goolsby served as executive vice president of Dean Foods Company (NYSE: DF) where she was responsible for corporate development, legal, corporate governance, ethics and compliance, government relations and corporate affairs. Prior to 1998 Ms. Goolsby provided legal representation for public and privately-held entities, including real estate investment trusts, in connection with securities offerings, financings, mergers, acquisitions and divestitures. Ms. Goolsby serves as a director of WhiteWave Foods Company (NYSE: WWAV), a consumer packaged food and beverage company, and SACHEM, Inc., a privately-held chemical science company.

•       Consideration for Recommendation: Ms. Goolsby brings a diverse background of executive leadership experience, and has worked extensively with boards on matters involving risk management and corporate governance. In addition, she has significant experience in corporate financings and other capital markets transactions, including transactions on behalf of public and privately-held real estate entities. Ms. Goolsby serves as chair of our compensation committee and as a member of our audit committee.

Andrew F. Jacobs	Age 55 Director since July 2003 Shares of common stock beneficially owned: 530,264
President and Chief Executive Officer

Member: Executive Committee

•     Professional Experience: Mr. Jacobs has been with Capstead Mortgage Corporation since 1988.  He was elected to the Board of Directors in 2003 and has served as President and Chief Executive Officer since that time.  Previous positions at Capstead include Executive Vice President of Finance, Senior Vice President of Asset and Liability Management and Senior Vice President of Finance and Treasurer.  He also served as the principal financial officer of Tyler Cabot Mortgage Securities Fund, Inc., a closed-end registered investment company, listed on the New York Stock Exchange from 1988 until its merger into Capstead in 1992.  Mr. Jacobs previously served as a member of the Executive Board of the National Association of Real Estate Investment Trusts (“NAREIT”) and was founding chairman of NAREIT’s Council of Mortgage REITs; is a member of the Executive Committee of the Chancellor’s Council of the University of Texas System; and is a member of the Advisory Council of the McCombs School of Business, the Advisory Council to the Department of Accounting at the McCombs School of Business, and the Executive Council of the Real Estate Finance and Investment Center at the McCombs School of Business, each at the University of Texas at Austin.  Mr. Jacobs is a Certified Public Accountant.

•        Consideration for Recommendation: Mr. Jacobs has served in an executive capacity for us since 1988. Recognizing the depth of his experience in the mortgage REIT industry over an extended period of time, Mr. Jacobs serves as our president and CEO and as a member of our executive committee.

Gary Keiser*	Age 71 Director since January 2004 Shares of common stock beneficially owned: 44,023
Private Investor

Chairman: Audit Committee
Member: Compensation Committee

•        Professional Experience: Mr. Keiser served as an audit partner at Ernst & Young LLP from 1980 until his retirement in 2000. Mr. Keiser began his career with Ernst & Young LLP in 1967. He also serves on several governmental and non-profit boards.

•       Consideration for Recommendation: Mr. Keiser worked in the public accounting profession for his entire career, focusing a significant amount of his time on real estate and real estate finance clients. Recognizing the depth of his accounting, mortgage banking and real estate experience, Mr. Keiser serves as chairman of our audit committee and as a member of our compensation committee.

Capstead 2015 Proxy Statement	5

PROPOSAL ONE – ELECTION OF DIRECTORS

Christopher W. Mahowald*	Age 53 Director since June 2005 Shares of common stock beneficially owned: 174,059
Managing Partner, RSF Partners

Member: Governance & Nomination Committee

•        Professional Experience: Mr. Mahowald is the managing partner of RSF Partners, a series of six real estate private equity funds totaling over $500 million in equity since its formation in 1997. Prior to forming RSF, Mr. Mahowald was a partner with the Robert M. Bass Group where he was a founding principal in several real estate-related private equity funds, including the Brazos Fund, the Lone Star Opportunity Fund and Colony Capital. Prior to joining the Bass Group, he was a principal for the Trammell Crow Company. Mr. Mahowald serves or has served on the Board of Directors for a number of private and public companies including American Security Products, IMPAC Commercial Holdings (NYSE: ICH) and Omega Healthcare (NYSE: OHI). He is a lecturer in finance at the Stanford Graduate School of Business and serves on several non-profit boards including Stanford University’s DAPER Investment Fund and Teach for America (Dallas/Fort Worth region).

•       Consideration for Recommendation: Mr. Mahowald has worked in or managed a number of different real estate finance and equity funds over his career. Recognizing the depth of this experience, Mr. Mahowald serves as a member of our governance & nomination committee.

Michael G. O’Neil*	Age 72 Director since April 2000 Shares of common stock beneficially owned: 56,104
Private Investor

Chairman: Governance & Nomination Committee
Member: Audit and Executive Committees

•        Professional Experience: Until retiring in 2001, Mr. O’Neil was a director in the investment banking division of Merrill Lynch, Pierce, Fenner & Smith Incorporated, an investment banking firm, where he had been employed since 1972. In 2009, Mr. O’Neil retired from the board of directors at Massively Parallel Technologies, Inc., a private software technology company specializing in high-speed computing. He also served as a director for MobilePro Corp. from 2004 to 2008, a then publicly traded company.

•       Consideration for Recommendation: Mr. O’Neil worked for a major investment banking firm his entire career, focusing on debt and equity transactions involving U.S. and foreign corporations and U.S. Treasury and mortgage-related securities and various real estate-related entities. He represented his firm as lead underwriter for our initial public offering in 1985. Recognizing the depth of his capital markets experience, and knowledge of a broad spectrum of security types, Mr. O’Neil serves as chairman of our governance & nomination committee and as a member of our audit and executive committees.

Mark S. Whiting*	Age 58 Director since April 2000 Shares of common stock beneficially owned: 59,800
Chairman and Chief Executive Officer,
Drawbridge Realty Partners, LP

Member: Compensation Committee

•       Professional Experience: Mr. Whiting has served as chairman and CEO of Drawbridge Realty Partners, LP, a private commercial property investment firm based in San Francisco, California since its formation in December 2014. Prior to that Mr. Whiting was the chairman and CEO of Drawbridge Realty Trust since January 2012. He served as the managing partner of Drawbridge Partners, LLC, the predecessor company, since 1999. Mr. Whiting served as CEO and director of TriNet Corporate Realty Trust, Inc., a NYSE-listed commercial property REIT, from 1996 through 1998 and served as president, chief operating officer and director of TriNet from 1993 to 1996. Mr. Whiting currently serves on the board of The Marcus & Millichap Company, a private real estate investment brokerage firm. Mr. Whiting is a member of the Stanford University Real Estate Council and previously served as a member of the Stanford University Athletic Board and the board of trustees of the Cate School.

•       Consideration for Recommendation: Mr. Whiting is currently serving as the CEO of a private commercial property investment firm and previously served as the CEO of a publicly traded REIT. Recognizing the depth of his real estate-related experience and having served as a CEO of a public company, Mr. Whiting is a member of our compensation committee.

*	Indicates an independent director in compliance with Section 303A.02 “Independence Tests” of the New York Stock Exchange (“NYSE”) Listed Company Manual and our Board of Directors’ Guidelines. See the “Board Member Independence” section of this proxy statement for more information.

6	Capstead 2015 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Our business and affairs are managed under the direction of our board. Members of our board are kept informed of our business through discussions with our chairman, CEO and other executive officers, by reviewing materials provided to them, and by participating in meetings of our board and its committees.

During the year ended December 31, 2014, our board held five regular meetings and six special meetings. In accordance with our Board of Directors’ Guidelines, directors are expected to attend all meetings of our board and meetings of committees on which they serve. Each director standing for election attended more than 75 percent of the meetings of our board and committees on which he or she served that were held during the period for which such person was a director.

Attendance at Annual Meeting

In keeping with our Board of Directors’ Guidelines, directors are expected to attend our annual meeting in person. All of our sitting directors, with the exception of Messrs. Bernard	and Whiting, were in attendance at our 2014 annual meeting held on May 28, 2014.

Board Member Independence

Section 303A.02 “Independence Tests” of the NYSE Listed Company Manual outlines the requirements for a director to be deemed independent by the NYSE, including the mandate that our board affirmatively determine that each of our directors has no material relationship with us that would impair independence. To assist in ascertaining the independence of our directors, each director completed a qualification questionnaire in December 2014. They were also asked to affirm compliance with all of the independence standards set forth in the NYSE Listed Company Manual and our Board of Directors’ Guidelines. Further, directors were asked to verify their interest in serving on our board in 2015 and their availability and capability to serve, as well as confirm they meet additional qualifications required for continued service as outlined in our Board of Directors’ Guidelines.

After receipt of all completed qualification questionnaires, our governance & nomination committee members were given a copy of each questionnaire, along with information regarding each director’s ownership in our equity securities. The committee briefed our board on the results of their review, noting that the son of one of our directors currently works for our independent accounting firm in a non-partner position, and in a different city with no involvement with our audit. At the conclusion of this process, our board affirmatively determined no director, with the exception of Mr. Jacobs who is our CEO, has a material relationship with us that would impair his or her independence, and each director meets all of the independence requirements set forth in the NYSE Listed Company Manual and our Board of Directors’ Guidelines. Therefore, our board is comprised of a majority of independent directors, as required in Section 303A.01 “Independent Directors” of the NYSE Listed Company Manual.

Our Board of Directors’ Guidelines are found on our website at www.capstead.com by clicking “Investor Relations” and “Governance Documents.” Any reference to an independent director herein infers compliance with the NYSE independence tests and our Board of Directors’ Guidelines.

Charitable Contributions

At no time during the preceding three years have we made a contribution to a charitable organization where one of our independent directors served as an executive officer.

Capstead 2015 Proxy Statement	7

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Board Member Compensation

Compensation of our independent directors for the fiscal year ended December 31, 2014 is outlined in the following table.

Director Compensation*

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Option Awards ($)(b)	All Other Compensation ($)(c)	Total ($)
Jack Bernard	52,000	65,800	-	-	117,800
Jack Biegler	94,000	65,800	-	-	159,800
Michelle P. Goolsby	67,500	65,800	-	-	133,300
Gary Keiser	75,000	65,800	-	-	140,800
Christopher W. Mahowald	52,000	65,800	-	-	117,800
Michael G. O’Neil	68,000	65,800	-	-	133,800
Mark S. Whiting	70,500	65,800	-	-	136,300

*	Columns for “Non-Equity Incentive Plan Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they are not applicable.

(a)	Amount represents the aggregate grant date fair value of stock awards issued on July 29, 2014 based on the closing market price of shares of our common stock on the date of grant, which will be recognized as expense on a straight-line basis over the related requisite service period and will vest in full on July 15, 2015. As of December 31, 2014, our directors each held 5,000 unvested stock awards.

(b)	As of December 31, 2014, three directors held exercisable option awards as follows: 10,000 shares for Mr. Biegler and 15,000 shares each for Messrs. Mahowald and Whiting. No option awards were granted during the year ended December 31, 2014.

(c)	Excluded from this tabulation are dividends paid on unvested stock awards of $4,760 to each of our directors for fiscal year 2014. Such dividend amounts are excluded because stock awards are valued for compensation cost purposes based on the closing market price of our common stock on the date of grant, which is assumed to factor future dividends into its valuation.

Narrative Disclosure to Director Compensation Table
In July 2014 the board modified its independent director compensation program to increase base compensation for their representation on our board to an annualized rate of $50,000 and an annual stock award of 5,000 shares of common stock.  The chairman of the board and each of the chairs of the audit, compensation and governance & nomination committees receive an addition annual amount for serving in such capacity.  In July the additional amounts to be paid to the chairman of the board and the chair of the compensation committee was increased to $30,000 and $15,000, respectively.  The additional annual amounts to be paid to the chairs of our audit and governance & nomination committees remained unchanged at $15,000 and $10,000, respectively.  All committee members receive $1,000 per committee meeting attended. All of our directors receive reimbursement for travel costs and expenses. Employee directors do not receive compensation for serving on our board.

The board believes a meaningful portion of our independent directors’ total compensation should be paid in the form of equity awards in order to better align these directors’ financial interests to those of our stockholders. Equity awards granted may include (i) stock awards, (ii) option awards or (iii) other incentive-based awards as defined in the Amended and Restated 2014 Flexible Incentive Plan. Our compensation committee routinely reviews our director compensation structure with our compensation consultant and makes director compensation-related recommendations to our board for approval.

Stock awards granted to our independent directors provide for vesting over a requisite service period established by our board, typically one year. Directors are considered owners of the shares and entitled to vote and receive all dividends and any other distributions declared on the shares prior to vesting. Dividends or other distributions on these shares shall not exceed those available to our common stockholders. Unvested shares cannot be sold, transferred or otherwise disposed of for any purpose other than to us. Unvested shares will revert to us in the event a director leaves us for any reason, including termination of directorship by reason of voluntary or involuntary discharge, disability or retirement, except in the event of a change in control, dissolution or liquidation of Capstead, or death of the grantee, in which case all outstanding unvested shares will automatically vest in full.

Option awards previously granted to our independent directors provided for vesting in equal annual installments over one year requisite service periods established by our board, and expire at the earliest of (i) ten years after date of grant, (ii) six months, or the remaining term of the option if earlier, after the optionee’s termination of directorship by reason of death, resignation, retirement or disability or (iii) on the date of the optionee’s termination of directorship for cause. Outstanding option awards do not receive dividends prior to exercise and are non-voting. No option awards were granted to directors during the year ended December 31, 2014.

8	Capstead 2015 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Leadership Structure

Our board currently separates the roles of chairman and CEO, with the chairmanship held by an independent director. Our board believes the separation of roles, while not required, enhances the board’s oversight of and independence from management, as well as the ability of our board to carry out its roles and responsibilities on behalf of stockholders. This leadership structure also allows our CEO to focus more of his time and energy on operations while providing him more of an opportunity to learn from the experience and perspectives of our chairman and other independent directors.

Our chairman, together with our CEO and with input from our other directors, oversees the development of board and board committee calendars and meeting agendas. He or she also leads the discussion at board meetings, and acts as the primary liaison between our CEO and board. Our chairman is available to speak on behalf of our board under certain circumstances and performs other functions and responsibilities as required under our Board of Directors’ Guidelines or as directed by the board from time to time.

Our Board’s Role in Risk Oversight

Our board recognizes how critical effective risk oversight is in our success and believes that its current leadership structure and operating style, with a board composed of primarily independent directors, its chairmanship separated from our CEO, and experienced executive officers who participate regularly in board and committee meetings, enhances risk oversight. Enterprise risks are identified and prioritized by our management and reported to our full board on a quarterly basis or as otherwise appropriate, while compliance and financial risks are overseen by our audit committee. Our compensation committee considers enterprise risks within the design of our compensation programs to ensure these programs do not encourage excessive risk taking. Our chairman and other independent directors, themselves all experienced business professionals, are experienced in identifying enterprise risk issues for board consideration and challenging our management to address their concerns and see their perspective on these issues.

Stock Ownership Guidelines and Pledging Limitation

We maintain guidelines for ownership of our common stock by our directors and named executive officers for purposes of improving the alignment of interests of these individuals and those of our stockholders. Each of our directors is expected to own shares of our common stock equal to three times their annual cash retainer and each of our executive officers is expected to own shares ranging from three times their annual base salary to up to five times for the CEO.

Integral to this stock ownership guideline is a limitation on pledging of our common stock held by our directors and executive officers.  This pledging limitation restricts the amount of shares available to be pledged to not more than

50% of all shares owned by the individual director or executive officer, provided that the amount pledged is not more than 50% of the average daily trading volume of our common stock for the most recent calendar year.

For purposes of measuring our stock ownership guidelines, any shares pledged shall be excluded from each executive officer’s or director’s ownership. For a discussion of our ownership guidelines and pledging limitation for our executive officers, see “Other Compensation Policies and Practices” section of the Compensation Discussion and Analysis (“CD&A”) on page 25 in this proxy statement.

Hedging Transaction Policy

In 2010 our board adopted a policy which prohibits our employees and directors from entering into transactions to hedge or offset any change in the market value of our common stock.

Capstead 2015 Proxy Statement	9

BOARD OF DIRECTORS AND COMMITTEE INFORMATION

Board Committees and Meetings

The current standing committees of our board are listed in the table below. Each of these committees has a written charter approved by our board. A copy of the charters can be found on our website at www.capstead.com by clicking

“Investor Relations” and “Committee Charters.” The members of these committees and the number of meetings held during 2014 are identified in the table below, and a description of the principal responsibilities of each committee follows.

	Audit	Compensation	Executive	Governance & Nomination
Jack Bernard				X
Jack Biegler		X	Chair
Michelle P. Goolsby	X	Chair
Andrew F. Jacobs			X
Gary Keiser	Chair	X
Christopher W. Mahowald				X
Michael G. O’Neil	X		X	Chair
Mark S. Whiting		X
Number of Meetings	5	5	1	2

Our audit committee is comprised of three independent directors. This committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm; and it provides assistance to our board in fulfilling their oversight responsibilities to our stockholders, potential stockholders and the investment community relating to:
•  The integrity of our financial statements and financial reporting process, including our systems of internal accounting and financial    control and disclosure controls and procedures;
•  Our independent registered public accounting firm’s qualifications and independence;
•  Our compliance with legal and regulatory requirements; and
•  The performance of our independent registered public accounting firm and our internal audit function (outsourced to a third party service provider).

Our board has determined that Ms. Goolsby and Messrs. Keiser and O’Neil are “audit committee financial experts” as defined in the applicable rules and regulations of the Securities Exchange Act of 1934, as amended. All members of our audit committee meet our Board of Directors’ Guidelines and the NYSE Listed Company Manual Guidelines for independence of audit committee members, have financial management experience and are financially literate as required by the NYSE Listed Company Manual. Our audit committee charter limits the number of audit committees on which committee members may serve to no more than two other public companies, unless our board determines such simultaneous service would not impair the ability of such member to effectively serve. Ms. Goolsby currently serves on the audit committee for WhiteWave Foods Company.

Our compensation committee is comprised of four independent directors. Our board has determined that Ms. Goolsby and Messrs. Biegler, Keiser and Whiting are independent in accordance with NYSE listing standards and Item 407(a) of the SEC Regulation S-K. In addition to routinely reviewing our director compensation structure with our compensation consultant and making director compensation-related recommendations to our board, all of our executive compensation programs are administered under the direction of this committee. This committee is responsible for overseeing our compensation programs including:
•  Reviewing and approving corporate goals and objectives relevant to our CEO’s compensation;
•  Evaluating our CEO’s performance in light of those goals and approving compensation consistent with such performance;
•  Approving base salaries, short- and long-term incentives, and other programs and benefits for certain of our executive officers other than our CEO;
•  Approving compensation programs and benefits for our other employees;
•  Reviewing and coordinating succession plans for our CEO and named executive officers;
•  Reviewing and assessing the potential risks associated with our compensation programs;
•  Reviewing and discussing the CD&A with our named executive officers, legal counsel and the committee’s compensation consultant, and  recommending to our board the CD&A’s inclusion in our proxy statement and annual report on Form 10-K;

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BOARD OF DIRECTORS AND COMMITTEE INFORMATION

•  Reviewing and considering the results of non-binding advisory votes on executive compensation submitted to stockholders pursuant to Section 14A of the Securities Exchange Act; and
•  Reviewing and considering other regulatory matters related to executive compensation.

Our executive committee is comprised of three directors. During intervals between meetings of our board, this committee has all of the powers and authority of our board in managing our business and affairs, except those powers that by law cannot be delegated by our board.

Our governance & nomination committee is comprised of three independent directors. This committee is responsible for:

•  Recommending nominees to our board for the next annual meeting of stockholders;
•  Overseeing the evaluation of the performance of our board and executive officers from a corporate governance perspective;
•  Identifying qualified individuals to serve on our board consistent with criteria approved by our board; and
•  Developing, recommending to our board, and maintaining our governance policies and guidelines.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2014, Ms. Goolsby and Messrs. Biegler, Keiser and Whiting served on our compensation committee. No member of this committee was at any time during 2014 or at any other time an officer or employee of ours, and no member had any relationship with us requiring disclosure in the “Related Person Transactions”

section of this proxy statement. None of our executive officers has served on the board or compensation committee of any other entity that has or had one or more executive officers who served as a member of our board or compensation committee during 2014.

Meetings of Non-Management Directors

Non-management directors regularly meet without management in connection with our quarterly board meetings. Accordingly, such directors met four times in 2014. At these meetings, the non-management directors reviewed strategic issues for consideration by our board, including future agendas, the flow of information to directors, management progression and succession, and our corporate governance guidelines. The non-management directors have determined that our chairman will preside at such meetings. The chairman is generally responsible for advising our CEO of decisions reached and suggestions made at these sessions. If non-management directors include a director who is not an independent director, our Board of Directors’ Guidelines requires that at least one of the scheduled executive sessions include only independent directors. Presently, all of our non-management directors are independent.

Stockholders and interested parties may communicate with the presiding director or non-management directors as a group by utilizing the communication process identified in the “Interested Party and Stockholder Communication with our Board” section of this proxy statement.

Capstead 2015 Proxy Statement	11

OUR CORPORATE GOVERNANCE PRINCIPLES

OUR CORPORATE GOVERNANCE PRINCIPLES

Our policies and practices reflect corporate governance initiatives that are compliant with the NYSE listing standards and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website which includes key information about our corporate governance initiatives including our Board of Directors’ Guidelines, charters for our board committees, our Code of Business Conduct and Ethics (applicable to all of our employees, officers and directors) and our Financial Code of Professional Conduct. The corporate governance section can be found on our website at www.capstead.com by clicking “Investor Relations” and “Governance Documents.”

Each of our directors should, to the best of his or her ability, perform in good faith the duties of a director and/or a committee member in a manner he or she believes to be in our best interests with the care an ordinarily prudent person in a like position would use under similar circumstances. This duty of care includes the obligation to make, or cause to be made, an inquiry when the circumstances would alert a reasonable director to the need thereof. Our directors are expected to attend, in person or by telephone, all meetings of our board and committees on which they serve, as well as attend in person our annual meeting of stockholders.

Considerations for Nomination

Our governance & nomination committee considers and makes recommendations to our board concerning candidates for election and the appropriate size of our board. In considering incumbent directors, the committee reviews the directors’ overall service during their terms, including the number of meetings attended, level of participation and quality of performance. Other considerations include the directors’ level of ownership of our equity securities and, when applicable, the nature of and time involved in the directors’ service on other boards. The committee reviews the completed qualification questionnaires submitted by incumbent directors (as previously described in the “Board Member Independence” section of this proxy statement) prior to making its recommendation to our board regarding the slate of directors for election at the following year’s annual meeting of stockholders.

In considering candidates to fill new positions created by expansion and/or vacancies that occur because of resignation, retirement or any other reason, the committee uses its and our management’s network of contacts to compile a list of potential candidates. The committee may also engage, if it deems appropriate, a professional search firm. Candidates are selected on the basis of talent and experience relevant to our business without regard to race, religion, gender or national origin as described in our Board of Directors’ Guidelines. Accordingly, our board does not consider diversity in identifying nominees for director in the sense that it is agnostic as to a potential nominee’s characteristics in this regard and does not have any diversity goals or guidelines relative to the overall make-up of our board. Candidates should possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility. Each candidate should also have a genuine interest in Capstead, recognize that he or she is accountable to our stockholders and have a background that demonstrates an understanding of business and financial affairs and the complexities of a large business organization.

No person shall be eligible to serve as a director who has been convicted of a felony criminal offense or any criminal offense involving moral turpitude, dishonesty or a breach of trust. The committee will consider candidates recommended by stockholders provided stockholders follow the procedures set forth in the “Stockholder Procedures for Director Candidate Recommendations” section of this proxy statement. The committee evaluates a candidate using the criteria set forth above regardless of who nominated the candidate.

Service on Other Boards

Our Board Of Directors’ Guidelines prohibit our directors from serving on more than four boards of other public companies and recommends its audit committee members serve on the audit committee of no more than two other public companies.

In addition, our CEO’s service is limited to two other public company boards. With the exception of Ms. Goolsby who serves on one other public company board, none of our directors presently serve on other public company boards.

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OUR CORPORATE GOVERNANCE PRINCIPLES
Mandatory Resignation

Our Board of Directors’ Guidelines require a director to promptly submit a letter of resignation to our governance & nomination committee if the director (i) changes substantially his or her principal occupation or business association for any reason other than retirement or retirement planning, (ii) declares or is otherwise involved in a personal bankruptcy or the bankruptcy of a business in which he or she is a principal, or (iii) is named as a party in a material legal proceeding, becomes the target of a material state or federal investigation, or receives a request of a material nature for the production of records or testimony from any state or federal agency. The committee will in turn consider the resignation and make its recommendation to our board on whether to accept or reject the resignation. Our board, in its sole judgment, shall then decide whether such event requires the board to accept such resignation in the best interests of the company and its stockholders.

In November 2012 our board modified our Bylaws to adopt a majority vote standard in any uncontested election of directors. Under this standard, a nominee for director in an uncontested election shall be elected to our board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. In the case of a contested election, directors shall be elected by a plurality of the votes cast.

Concurrent with adoption of the majority vote standard in uncontested elections, our board modified our Board of Directors’ Guidelines to require an incumbent director who does not receive a majority of the votes cast and therefore is not re-elected, to promptly submit a letter of resignation to our governance & nomination committee. The committee will consider the resignation and make its recommendation to our board on whether to accept or reject the resignation. Our board, excluding the resigning director, will make a decision regarding the resignation within 90 days after the date on which the certification of the stockholder vote on the election of directors is made, and our board will publicly disclose its decision and related rationale. If a decision is made to accept the resignation, the director’s resignation shall be effective immediately.

A director who has been convicted of a felony criminal offense or any criminal offense involving moral turpitude, dishonesty or a breach of trust shall resign effective immediately. An employee director must resign from our board, unless a majority of our board determines otherwise, once he or she ceases to be employed by us whether due to retirement or otherwise.

OTHER GOVERNANCE INFORMATION

OTHER GOVERNANCE INFORMATION

Stockholder Procedures for Director Candidate Recommendations

Our governance & nomination committee will consider written director candidate recommendations made by stockholders to our secretary at 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404. Electronic or facsimile submissions will not be accepted.

For the committee to consider a candidate, submissions must include sufficient information concerning the recommended individual including biographical data such as age; employment history; a description of all businesses that employ or employed the candidate, including the name and phone number of the businesses; a list of board memberships the candidate holds, if any; and additional information that would provide a more complete understanding of the experiences, qualifications, attributes or skills of each director nominee in light of Capstead’s business and structure. In addition, the candidate should affirm he or she can read and understand basic financial statements and consent to stand for election, if nominated by our board, and serve, if elected by our stockholders.

Once a fully complete recommendation is received by the committee, the candidate will be sent a questionnaire that requests additional information regarding independence, qualifications and other information to assist the committee in evaluating him or her, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. Further, the questionnaire provides that the individual must grant consent to us to conduct a confidential background search of the individual to the extent allowable under federal, state and local legislation. The recommended candidate must return the questionnaire within the time frame outlined below to be considered for nomination by the committee. Recommendations for which we have received completed questionnaires by December 17, 2015 will be considered for candidacy for the 2016 annual meeting of stockholders. Completed questionnaires received after December 17, 2015 will be considered for candidacy for the 2017 annual meeting, if not earlier withdrawn.

Capstead 2015 Proxy Statement	13

OTHER GOVERNANCE INFORMATION

Interested Party and Stockholder Communication with our Board

Interested parties and stockholders who wish to contact any of our directors either individually or as a group may do so by calling toll-free (800) 358-2323, by writing to them care of Capstead Mortgage Corporation, 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404 or via e-mail at directors@capstead.com. Interested party and stockholder calls, letters and e-mails are screened by our employees based on criteria established and maintained by our governance & nomination committee, which includes filtering out improper or irrelevant communications such as solicitations, advertisements, spam, surveys, junk mail, mass mailings, resumes and other forms of job inquiries.

Director Orientation and Continuing Education

Our board and named executive officers conduct a comprehensive orientation through a review of background material and meetings with our executive officers to familiarize new directors with our vision, strategic direction, core values, ethics, financial matters, corporate governance practices and other key policies and practices. Our board recognizes the importance of continuing education for our directors and is committed to providing such education to improve the performance of our board and its committees. Our executive officers assist in identifying and advising our directors about opportunities for continuing education including conferences provided by independent third parties. Mr. O’Neil attended the KPMG Audit Committee Director’s

Roundtable in June 2014. Mr. Keiser attended the National Association of Corporate Directors’ Master Class in June 2014. Ms. Goolsby attended The University of Texas at Dallas Corporate Governance Conference in September 2014.  Mr. Jacobs attended the New York Stock Exchange Corporate Board Member’s Chairman and CEO Peer Forum in April 2014 and The University of Texas at Dallas Corporate Governance Conference in September 2014.  In addition to these continuing education programs, Mr. Jacobs is required to earn at least 120 continuing education credit hours over each three-year period in order to maintain his license as a certified public accountant.

Annual Board Evaluation and Individual Director Self-Evaluations

Section 303A.09 “Corporate Governance Guidelines” of the NYSE Listed Company Manual requires listed company boards to conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. On an annual basis, we provide each of our directors a self-evaluation questionnaire regarding the performance of our board and one for each of our committees on which he or she serves. The completed committee questionnaires are given to the respective committee chair to review and discuss during the next scheduled committee meeting. The director who presides at our non-management director meetings receives the board self-evaluation questionnaires to review and discuss with directors at our annual board meeting.

EXECUTIVE OFFICERS
EXECUTIVE OFFICERS

The following table shows the names and ages of our executive officers and the positions held by each individual. A	description of the business experience of each for at least the past five years follows the table.

	Age	Title
Andrew F. Jacobs	55	President and Chief Executive Officer
Phillip A. Reinsch	54	Executive Vice President, Chief Financial Officer and Secretary
Robert R. Spears, Jr.	53	Executive Vice President, Chief Investment Officer
Michael W. Brown	48	Senior Vice President – Asset and Liability Management and Treasurer

For a description of Mr. Jacobs’ business experience, see the “Election of Directors” section of this proxy statement

Mr. Reinsch has served as our executive vice president, CFO and secretary since 2006. Prior thereto, Mr. Reinsch served as our senior vice president, CFO and secretary from 2003 to 2006 and has served in various other executive positions with us since 1993. Mr. Reinsch was employed by Ernst & Young LLP from 1984 to 1993, last serving as an audit senior manager. Mr. Reinsch is a certified public accountant.

Mr. Spears has served as our executive vice president and Chief Investment Officer (CIO) since 2006, previously identified as director of residential mortgage investments. Prior thereto, Mr. Spears had served as our senior vice president – asset and liability management since 1999. From 1994 to 1999, he served as our vice president – asset and liability management. Mr. Spears was employed by NationsBanc Mortgage Corporation from 1990 to 1994, last serving as vice president – secondary marketing manager.

Mr. Brown has served as our senior vice president – asset and liability management and treasurer since 2006. Prior thereto, Mr. Brown had served as our vice president – asset and liability management and treasurer since 1999. Mr. Brown has been associated with us since 1994.

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EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The following Compensation Discussion and Analysis provides information relevant to understanding the 2014 compensation of our executive officers identified in the Summary Compensation Table, whom we refer to as our named executive officers or NEOs. The following discussion also contains statements regarding individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of future results or other guidance. We caution investors not to apply these statements in other contexts.

Executive Summary

The compensation committee of our board is responsible for establishing, implementing, and monitoring our compensation programs and practices. Our compensation philosophy is to provide competitive, performance-based compensation programs to attract, motivate, and retain employees vital to our compensation paid or awarded our executive officers in 2013. We considered that support when making executive compensation decisions long-term financial success and the creation of stockholder value.  At our 2014 annual meeting of stockholders, over 98% of the votes cast voted to approve the in 2014.

Recent Company Performance. We operate as a self-managed REIT and earn income from investing in a leveraged portfolio of residential adjustable-rate mortgage “ARM” securities issued and guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae, referred to as Agency mortgage securities. We believe our strategy of investing primarily in short-duration Agency ARM securities differentiates us from our peers from an interest rate risk perspective and makes us one of the most defensively-positioned mortgage REITs. Duration is a common measure of market price sensitivity to interest rate movements. A shorter duration indicates less interest rate risk.

2014 Compensation. We believe our financial performance is best demonstrated by the economic returns we deliver to our stockholders over both short- and long-term time horizons. Economic return is also a common measure of performance used by the broader mortgage REIT investment community.  Accordingly, we emphasize economic return in our compensation programs.

The primary elements of our compensation programs are base salaries, short-term incentives and long-term equity-based incentives. In total, 66% of our 2014 executive compensation, as measured for proxy statement purposes, was performance-based:

Highlights of our recent performance reflect the benefit of our short-duration ARM strategy:
•        In 2014:
-       our common stock traded near or above our book value throughout 2014,

-       we paid a consistent $0.34 quarterly dividend,

-       our book value increased by $0.05,

-       we delivered a total economic return (dividends plus change in book value) of 11.3%, and

-       we maintained the most efficient investment platform of all our mortgage REIT peers.

•        Over the last three years, a period that saw significant fluctuations in longer-term interest rates, we delivered a total economic return of 10.9% (11.6% excluding effects of redeeming high cost preferred capital to the benefit of future earnings).

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EXECUTIVE COMPENSATION

Executive Compensation Practices. The following highlights certain of our executive compensation and governance practices which we utilize to drive performance and serve our stockholders’ long-term interests:
Our Pay Practices Include
✓Performance-Based Pay – Our compensation programs have been structured to align the interests of our NEOs with the interests of our stockholders and, as a result, the majority of total direct compensation is tied to relative and absolute performance over both short- and long-term time horizons.

✓Meaningful Stock Ownership Requirements – All of our NEOs are subject to meaningful stock ownership requirements that require the retention of a dollar value of Capstead stock based on a multiple of base salary.

✓Limitation on Pledged Securities – Our NEOs cannot pledge more than 50% of their owned shares and no more than 50% of our average daily trading volume from the previous year. Any pledged shares are excluded from ownership requirement calculations.

✓Annual Risk Assessment – Our compensation committee conducts an annual risk assessment of our compensation programs with the assistance of our independent compensation consultant.

✓Clawback Policy – We have a clawback policy that allows us to recover compensation paid to our NEOs under certain circumstances.
Our Pay Practices Do Not Include
✗Tax Gross-Ups – We do not provide tax gross-ups on perquisites or change in control benefits.

✗“Single Trigger” Benefits – Beginning with equity awards granted in 2013, awards do not vest solely as a result of a change in control (“CIC”); instead awards vest only in the event of not-for-cause termination following a CIC.

✗Derivatives Trading and Hedging – We do not permit our executives to engage in any derivatives trading or hedging transactions associated with their holdings of Capstead stock

Previous Say-on-Pay Votes
At our 2014 annual meeting of stockholders over 98% of the votes cast supported the compensation paid or awarded to our NEOs in 2013. This level of support was in line with our expectations and was reflective of the important changes made to our compensation programs in 2013 and early 2014.

To remain proactive in managing our executive compensation programs and practices, in the latter half of 2014 the chairman and other members of the committee continued the outreach efforts they began in 2013 by again reaching out to some of our largest stockholders as well as the proxy advisory firms.  Discussions covered a range of topics, including their perspectives on our current year performance, our compensation program design and their thoughts on further refinements to our programs for 2015. Given the response to our outreach efforts, the committee concluded that our stockholders are currently satisfied with our redesigned compensation programs and no further changes are warranted at this time.

What We Pay and Why
In this section we review the various factors influencing the design of our compensation programs and decisions affecting 2014 compensation of our NEOs, including:
•  our philosophy,
•  the role of the committee, its consultant, the CEO and management in making compensation decisions,
•  our use and the role of peer companies,
•  objectives of our program,
•  review of 2014 total direct compensation, and
•  other 2014 compensation elements.

Our Philosophy

Our compensation philosophy is to provide competitive performance-based compensation programs to attract, motivate and retain employees vital to our long-term financial success and creation of stockholder value. The committee (assisted by its compensation consultant) has designed and administered compensation programs it believes support this philosophy. In implementing its philosophy, the committee:

• Recognizes the complexities of managing a large portfolio of residential mortgage securities. Many of the challenges in managing such a portfolio are market driven and management’s role is to position Capstead for strong risk-adjusted performance in varying market conditions. The creation of stockholder value ultimately rests with the NEOs and the successful execution of our business strategies through changing market environments. These factors influence the selection of our performance metrics, setting of performance goals, and evaluation of our performance.

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EXECUTIVE COMPENSATION

•  Considers enterprise risks within the design of our compensation programs to ensure these programs do not encourage excessive risk taking. This consideration influences the setting of performance goals, evaluation of our performance, and the establishment of governance policies (such as leverage, stock ownership, and hedging policies) designed to mitigate these risks.

•  Recognizes that as a REIT that must distribute at least 90% of our taxable income to our stockholders annually, we are constrained from growing our business through the retention of our earnings.  As such, traditional growth-oriented performance metrics applicable to non-REITs are not meaningful. Our business model is designed to provide dividend income and protect our book value in various interest rate cycles. For these reasons, we emphasize economic return metrics in our pay practices.  We believe this metric measured over both short- and long-term time horizons is the most relevant performance measure to our stockholders and the broader mortgage REIT industry.

•  Evaluates performance and determines compensation levels after careful consideration of various inputs, including: (i) our performance measured against our stated business objectives, (ii) each of our executive’s individual performances and contributions toward our business objectives, (iii) the amounts and form of prior compensation to our NEOs, (iv) our relative and absolute performance against peers and (v) the performance and compensation practices of our mortgage REIT peers.

The Role of the Committee, Its Consultant, the CEO and Management in Making Compensation Decisions

Committee
The committee has responsibility for determining and approving, on an annual basis, the compensation of our CEO and other NEOs.  The committee’s review of individual executive officer compensation includes, but is not limited to, a review of company and individual performance and the total value of past compensation, including long-term equity awards.

Members of the committee participate in the board of directors’ annual CEO performance review and setting of annual performance goals. The committee establishes compensation levels for our CEO in consultation with its independent compensation consultant. Our CEO neither recommends nor is involved in any discussions regarding his own compensation.

Independent Compensation Consultant
The committee has the sole authority to select, retain, and terminate compensation consultants. Pay Governance LLC has been engaged by our committee since 2010 to serve as its consultant on executive and director compensation matters, including recommendations with respect to both overall guidelines and specific compensation elements.  More specifically, Pay Governance LLC provides advice and analysis to the committee on the design, structure and level of executive and director compensation, and, when requested by the committee, attends meetings of the committee and participates in executive sessions without members of management present. Pay Governance LLC reports directly to the committee, and the committee reviews, on an annual basis, Pay Governance LLC’s performance and provides Pay Governance LLC with direct feedback.

The committee recognizes that it is essential to receive objective advice from its compensation advisors. To that end, the committee has assessed the independence of Pay Governance LLC pursuant to SEC rules and concluded that Pay Governance LLC’s work for the committee does not raise any conflict of interest.

CEO and Management
While the committee has responsibility to approve and monitor compensation for our NEOs, management provides information requested by the committee and Pay Governance LLC on our performance and that of our mortgage REIT peers. Our CEO assists the committee by providing a self-assessment of his own performance, but neither recommends nor is involved in any discussions regarding his own compensation. The CEO provides the committee with performance assessments of our other NEOs and makes recommendations to the committee regarding their compensation. The committee considers those recommendations when making compensation decisions.

Our Use and the Role of Peer Companies

Our investment strategy entails investing in a leveraged portfolio of Agency ARM securities. The investment community evaluates us in this context and monitors our performance relative to other mortgage REITs that invest primarily in Agency securities (“Agency REIT peers”).  Because of their similar investment strategy, earnings potential and risk profile, we consider Agency REIT peers to be the most relevant for purposes of benchmarking our performance and our primary competitors for both capital and executive talent. As such, our primary relative economic return performance metric, representing 40% of our NEOs’ annual incentive compensation opportunity, compares our economic returns to the economic returns of our Agency REIT peers.

Many of our investors and independent security analysts also evaluate our performance relative to a broader group of mortgage REITs. This broader group includes mortgage REITs with significant investments in both Agency and non-Agency mortgage securities and also includes select other mortgage REITs that do not invest in Agency mortgage securities. We consider these other types of mortgage REITs to also be competitors for both capital and executive talent. As such, this broader group of mortgage REITs is included in our mortgage REIT peers and used in an additional relative economic return performance metric and our operating cost efficiency metric, each representing 15% of our NEOs’ annual incentive compensation opportunity.

Capstead 2015 Proxy Statement	17

EXECUTIVE COMPENSATION

Based on the foregoing, the committee established the following companies as our peers for purposes of evaluating our relative performance and determining earned compensation (Agency REIT peers are in bold and in blue):
When available, the committee considers information regarding our peers’ pay levels and practices to establish a point of reference when making compensation decisions. While we seek to establish pay levels that are consistent with market medians, we do not “benchmark” NEO compensation so that it must equal a specified level relative to other companies. Rather, the committee makes decisions regarding pay opportunities it considers appropriate in light of its philosophy and based on information available from our mortgage REIT peers.  The committee believes pay opportunities consistent with market medians are often appropriate; however, the committee may choose to pay above or below market medians when it believes doing so would be appropriate to account for scope of position responsibilities, experience, skills, and contribution.

Given that direct comparisons for executive compensation purposes cannot be made with a majority of our mortgage REIT peers, the committee also compares our overall operating costs, including compensation, to the operating costs of our mortgage REIT peers. Given our focus on operating efficiency, the committee incorporated a relative operating cost efficiency metric in our annual incentive compensation program.  This metric is a ratio of aggregate management fees and other operating costs (collectively “total operating costs”) to average long-term investment capital.  We believe this is a transparent and consistent way to evaluate the relative reasonableness of our costs, including the costs of our overall compensation programs.

Objectives of Our Program

Our stockholders and the broader investment community evaluate our performance with particular emphasis on changes in our book value per common share (a capital preservation performance measure) and dividend returns to investors (a return on capital performance measure). Together, these two measures comprise the economic return we deliver to our stockholders. In addition, we seek to maintain an efficient operating platform as part of our business strategy. Finally, we believe performance in achieving specific individual goals and objectives to be an important factor to consider in awarding annual incentive compensation awards.

Our compensation arrangements are designed to prominently feature each of these aspects of our performance:

• A majority of short- and long-term incentive compensation is awarded based on economic return measured on a relative and absolute basis. We reinforce the importance of capital preservation by evaluating economic return over both one-year and three-year periods, ensuring that both short- and long-term implications of portfolio management decisions are considered.

• Dividend equivalent rights, referred to as DERs, directly link executive pay to the amount of dividends we pay to our stockholders each quarter. DERs reinforce a key absolute return performance metric by delivering short-term incentives directly in proportion to dividends paid to our investors.

Mortgage REIT Peers
AG Mortgage Investment Trust, Inc.*
American Capital Agency Corp.*
American Capital Mortgage Investment Corp.*
Annaly Capital Management, Inc.*
Anworth Mortgage Asset Corporation *
Apollo Residential Mortgage, Inc.*
ARMOUR Residential REIT, Inc.*
Chimera Investment Corporation *
CYS Investments, Inc.
Dynex Capital Inc.
Five Oaks Investment Corp.*
Hatteras Financial Corp.*
Invesco Mortgage Capital Inc.*
iStar Financial Inc.
JAVELIN Mortgage Investment Corp.*
MFA Financial, Inc.
New York Mortgage Trust Inc.
RAIT Financial Trust
Redwood Trust, Inc.
Two Harbors Investment Corp. *
Western Asset Mortgage Capital Corporation *
ZAIS Financial Corp.*
* Externally-managed.

Capstead and seven of its mortgage REIT peers are internally-managed.  The executive officers of internally-managed mortgage REITs are employees of these listed companies.  As a result, detailed compensation information is fully disclosed in these companies’ annual proxy statements, making compensation-related comparisons between the executive officers of Capstead and these companies relatively straightforward.

The committee notes that the remaining 15 of our 22 peers are externally-managed by third-party external managers in exchange for management fees.  An external manager uses a portion of management fees earned to compensate their employees that manage the REIT.  Under current compensation disclosure requirements, externally-managed peers are only required to disclose compensation paid directly to the REIT executive officers, which typically consist only of equity award grants.  Consequently, complete compensation data for the executive officers of our externally-managed peers is generally unavailable and the committee is unable to make meaningful direct comparisons for executive compensation purposes.

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• Recognizing that decisions affecting our operating costs primarily have near-term implications, we evaluate our operating cost efficiency on an annual basis as a component of our annual incentive compensation program.

• Recognizing that individual goals and objectives typically have short-term implications and therefore are best set and measured on an annual basis, we evaluate individual performance as a component of our annual incentive compensation program.

• Our long-term equity-based awards include a relative total stockholder return, or TSR, performance metric which combines share price appreciation assuming that all dividends are reinvested. We believe that use of a relative TSR metric over a three-year period provides an additional performance measure reflecting management’s long-term success in executing its investment strategy and enhancing Capstead’s value for our stockholders.

We believe the structure of our compensation arrangements appropriately incorporates indicators of company performance of importance to our stockholders and the broader investment community, helping to ensure proper alignment of management’s interests with those of our stockholders.

Review of 2014 Total Direct Compensation

The committee seeks to provide competitive, performance-based compensation opportunities necessary to attract, motivate, and retain employees vital to our long-term financial success and creation of stockholder value. The committee believes this is best achieved through a combination of pay elements it refers to as total direct compensation, comprised of base salary, short-term incentives and long-term equity-based incentives.

Short-Term Incentives
The committee believes short-term incentives are an important tool in motivating and rewarding management for delivering strong operational performance and achieving our strategic objectives.  We provide short-term incentive opportunities through two programs:

Annual Incentive Compensation Program
•   Annual incentive compensation is awarded based on our economic return (measured on a relative basis, and, to a lesser extent, on an absolute basis), our operating cost efficiency, and each NEOs performance relative to his stated goals and objectives.  Each NEO had a target opportunity equal to 125% of his base salary,

Dividend Equivalent Rights (DERs)
•   Common dividends declared by us for the benefit of our investors determine the award value. This absolute return program delivers incentives directly in proportion to dividends paid to our investors.

Annual Incentive Compensation Program. The 2014 annual incentive compensation program adopted by the committee was similar to the revised annual incentive compensation program in effect for the second half of 2013, with slight reductions made to the weightings applied to relative economic return and relative operating cost efficiency (both measured relative to our mortgage REIT peers) and individual objectives.  The reduced weightings allowed for the addition of an absolute economic return metric, which was a direct result of input from certain of our large institutional stockholders.  The committee set the target for relative economic performance against both Agency REIT peers and our broader mortgage REIT peer group at the 60th percentile to insure that a target payout will be awarded only for above average performance.

Under the 2014 annual incentive compensation program:

Base Salary Base salaries for our NEOs in 2014 and adjusted base salaries approved by the committee effective January 1, 2015 were as follows:
• 70% of the award opportunity was based on our performance relative to our peers.  Consistent with the committee’s perspective on our peers, relative economic return performance was evaluated separately against both our Agency REIT peers and our broader mortgage REIT peer group,

• 15% of the award opportunity was based on our absolute economic return, and

• 15% of the award opportunity was based on the committee’s assessment of the performance of each NEO relative to individual objectives established by the committee.

Executive	2014 Base Salary	2015 Base Salary	Change in Base Salary
Andrew F. Jacobs	$750,000	$773,000	3.1%
Phillip A. Reinsch	420,000	433,000	3.1
Robert R. Spears, Jr	525,000	541,000	3.0
Michael W. Brown	300,000	309,000	3.0

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EXECUTIVE COMPENSATION

Annual Incentive Compensation Program Performance Metrics

Performance Metric (Weighting)	Peer Group	Threshold	Target	Maximum
Relative Economic Return (40%)	Agency REIT Peers	Goal: 40th Percentile Payout: 50%	Goal: 60th Percentile Payout: 100%	Goal: 80th Percentile Payout: 200%
Relative Economic Return (15%)	Mortgage REIT Peers	Goal: 40th Percentile Payout: 50%	Goal: 60th Percentile Payout: 100%	Goal: 80th Percentile Payout: 200%
Absolute Economic Return (15%)	N/A	Goal: 10% Payout: 50%	Goal: 12.5% Payout: 100%	Goal: 15% Payout: 200%
Relative Operating Cost Efficiency (15%)	Mortgage REIT Peers	Goal: 85th Percentile Payout: 50%	Goal: 90th Percentile Payout: 100%	Goal: 95th Percentile Payout: 150%
Individual Objectives (15%)	N/A	Between 0%--100%
Actual performance and payouts will be interpolated between threshold and maximum performance levels if necessary.

Our economic return for 2014 was 11.3%, resulting from a stable quarterly dividend of $0.34 per share and a $0.05 per share increase in our book value. Our dividend pay-out was nearly 10% higher in 2014 compared to 2013, representing one of the few dividend increases within our mortgage REIT peer group. Despite our increased dividend, many of these same peers out-performed us from an economic return perspective during 2014 because of significant improvements in their book value. These peers’ longer-duration portfolios declined sharply in value during 2013 with increases in longer-term interest rates.  During 2014 longer-term interest rates declined allowing for our peers to partially recover these portfolio losses.

Following the end of 2014, the committee assessed our performance under each of the above criteria, with results as follows:

•	Relative Economic Return – Agency REIT Peers. Our economic return, measured as the change in book value per share plus the value of dividends declared, was positioned at the 18th percentile relative to our Agency REIT peers. Accordingly, no incentive amounts were earned by our NEOs in 2014 for this portion of the program.

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EXECUTIVE COMPENSATION

•	Relative Economic Return – Mortgage REIT Peers. Our economic return, measured as the change in book value per share plus the value of dividends declared, was positioned at the 26th percentile relative to our mortgage REIT peers. Accordingly, no incentive amounts were earned by our NEOs in 2014 for this portion of the program.

•	Absolute Economic Return. Our absolute economic return, measured as the change in book value per share plus the value of dividends declared, was 11.3%. Accordingly, our NEOs earned 76% of their payout opportunity for this portion of the program.

Capstead 2015 Proxy Statement	21

EXECUTIVE COMPENSATION

•	Relative Operating Cost Efficiency – Mortgage REIT Peers. Our ratio of total operating costs to average long-term investment capital was lowest among our broader mortgage REIT peer group, demonstrating that we operated the most efficient investment platform. Accordingly, our NEOs earned the maximum 150% payout for this portion of the program.

•  Individual Objectives. Our NEOs were able to substantially satisfy their stated individual goals and objectives in 2014 and were awarded 95% of the target payout for this portion of the program.

Total payout under the 2014 annual incentive compensation program was as follows:

significant portion of our NEOs’ compensation to our performance.

The table below provides information on the total number of DERs held by each of our NEOs throughout 2014 and the total amount of dividend equivalents earned. No additional DERs were awarded in 2014 and previously awarded DERs were extended through the end of 2015.

		Executive	Number of Dividend Equivalent Rights	Dividend Equivalents Earned During 2014
Executive	Annual Incentive Payout
Andrew F. Jacobs	$451,607	Andrew F. Jacobs	220,000	$299,200
Phillip A. Reinsch	252,900	Phillip A. Reinsch	142,000	193,120
Robert R. Spears, Jr.	316,125	Robert R. Spears, Jr.	202,000	274,720
Michael W. Brown	180,643	Michael W. Brown	90,000	122,400

Dividend Equivalent Rights (DERs). DERs awarded by the committee provide our NEOs compensation directly in proportion to the common dividends paid during the year to our stockholders, which is a key component of our economic returns. As a REIT we are required to pay out 90% of our taxable income to stockholders in the form of dividends. DERs represent notional rights, which entitle the holder to cash payments equal to the per share dividend amounts declared on our common stock, thus directly linking a

The value of dividend equivalents earned by our NEOs during 2014 was 10% higher than the value earned during 2013, which was directly attributable to higher 2014 dividends in comparison to the prior year.

Total 2014 Short-Term Incentives

Executive	Annual Incentive Compensation Program	Dividend Equivalents Earned During 2014	Total Short-Term Incentives
Andrew F. Jacobs	$451,607	$299,200	$750,807
Phillip A. Reinsch	252,900	193,120	446,020
Robert R. Spears, Jr.	316,125	274,720	590,845
Michael W. Brown	180,643	122,400	303,043

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EXECUTIVE COMPENSATION

Long-Term Equity-Based Incentives
The committee believes our NEOs should have an ongoing stake in the long-term success of our business and should have a meaningful portion of their total compensation delivered in the form of performance-based equity awards with performance measured over a period of years.

•  Pursuant to a program developed and implemented in 2013, on January 2, 2015, the committee granted performance units for 2014 that are subject to performance metrics that provide strong alignment with our stockholders’ long-term interests.

• The performance units are convertible into shares of our common stock based on relative and absolute return performance metrics over a prospective three-year period ending December 31, 2017, along with common dividends declared during this period on any such shares ultimately issued.

Similar to the methodology used for determining the amount of performance units awarded in 2013, the number of units awarded to the NEOs for 2014 was determined based on a target opportunity value equal to 150% of each NEO’s 2015 base salary divided by the closing price on the January 2, 2015 date of grant of $12.46.  Because the units awarded are subject to performance conditions, the grant date fair value was based on management’s estimate of the probable outcome for each nonmarket-based performance metric and a quantitative simulation for the relative TSR performance metric resulting in a fair value of $8.83 per unit. The committee set the target for relative economic performance against both Agency REIT peers and our broader mortgage REIT peer group at the 60th percentile thus insuring that a target payout will be awarded only for above average performance.

At the end of the performance period, each NEO will be entitled to receive dividends and any other distributions declared from the grant date through the end of the performance period with respect to the number of shares earned, if any.

Executive	Units Issued	Grant Date Fair Value of Performance Units*
Andrew F. Jacobs	93,058	$821,702
Phillip A. Reinsch	52,127	460,281
Robert R. Spears, Jr.	65,128	575,080
Michael W. Brown	37,199	328,467
* Based on grant date fair value assigned for accounting purposes of $8.83 per unit.
Performance units granted under this program contain “double trigger” vesting provisions that provide for accelerated vesting only if (i) a change in control occurs and (ii) an involuntary termination without cause or a voluntary resignation for good reason occurs within two years following the change in control.

The number of shares ultimately awarded to our NEOs pursuant to these awards is dependent upon Capstead’s relative and absolute performance over the three-year period ending December 31, 2017 as illustrated below:

2014 Long-Term Equity-Based Incentive Award Performance Metrics

Performance Metric (Weighting)	Peer Group	Threshold	Target	Maximum
Relative Economic Return (30%)	Agency REIT Peers	Goal: 40th Percentile Payout: 50%	Goal: 60th Percentile Payout: 100%	Goal: 80th Percentile Payout: 200%
Relative Economic Return (20%)	Mortgage REIT Peers	Goal: 40th Percentile Payout: 50%	Goal: 60th Percentile Payout: 100%	Goal: 80th Percentile Payout: 200%
Absolute Economic Return (30%)	N/A	Goal: 10% Payout: 50%	Goal: 12.5% Payout: 100%	Goal: 15% Payout: 200%
Relative TSR (20%)	Mortgage REIT Peers	Goal: 40th Percentile Payout: 50%	Goal: 60th Percentile Payout: 100%	Goal: 80th Percentile Payout: 200%
Actual performance and payouts will be interpolated between threshold and maximum performance levels as necessary.

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EXECUTIVE COMPENSATION

Other 2014 Compensation Elements

Our NEOs participate in our other benefit programs including basic life insurance, accidental death and dismemberment insurance, long-term disability insurance, long-term care insurance, a charitable gift matching program, and a qualified defined contribution retirement plan, or 401(k) plan, each on the same terms offered to other employees.

In addition, we have a nonqualified deferred compensation plan for our NEOs and any other employees whose eligible compensation exceeds the maximum amount of compensation which may be considered for purposes of determining contributions to our tax-qualified plan pursuant to Internal Revenue Code Section 401(a)(17) ($260,000 in 2014). Our nonqualified deferred compensation plan is designed to allow employees, regardless of pay, the opportunity to achieve the same retirement income as a percentage of their base salaries and incentive compensation as is available to all employees.  The plan extends the general matching provisions of the 401(k) plan to base salary and annual incentive compensation amounts in excess of $260,000. The aggregate cost to us of this benefit to our NEOs was $130,757 in 2014.

Participants in the plan may elect to defer up to 60% of base salary and 100% of annual incentive compensation into a deferral account. We will contribute into each participant’s deferral account a matching amount equal to 50% of the participant’s voluntary contribution of up to a maximum of 6% of the participant’s compensation that exceeds the maximum compensation able to be considered for tax-qualified plans, as discussed above. We may also, but are not required to, credit to deferral accounts a supplemental matching contribution of 3% of the participant’s eligible compensation, but only on up to a maximum of 6% of the participant’s eligible compensation that exceeds the maximum compensation able to be considered for tax-qualified plans. Vesting in the amounts contributed by us into the deferral account is determined on the same service-based vesting schedule used in our 401(k) plan, which provides for annual vesting ratably over a participant’s initial five years of service. All current participants are 100% vested. Participant deferral accounts are considered a part of our general assets and participants are considered unsecured creditors.

And finally, we have agreements with our NEOs and certain other employees that provide severance payments in the event they are terminated for any reason, including death or disability, other than those reasons described in the “Potential Payments Upon Termination or Change-in-Control” table on page 33 of this proxy statement. These agreements were entered into in December 1999 with each person employed by us at that time and, following his appointment as CEO, we entered into an amended agreement with Mr. Jacobs in February 2004. Any payment under any of these agreements will be limited as follows: three times base salary for Mr. Jacobs, two times base salary for Messrs. Reinsch and Spears and one and one-half times base salary for Mr. Brown. Severance payments are not entitled to any tax gross-up.

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EXECUTIVE COMPENSATION

Other Compensation Policies and Practices

Stock Ownership Guidelines. To assist with the alignment of the interests of our NEOs and stockholders, we have adopted stock ownership guidelines requiring that our NEOs maintain a minimum ownership interest in Capstead, as a percentage of 2015 base salaries. The stock ownership requirements are as follows:

Clawback Policy. If we are required to prepare and file accounting restatements of certain financial documents, our NEOs are required to reimburse us for any short- and long-term incentive compensation received in the 12-month period following the first public issuance or filing with the SEC of any financial document subject to restatement if:

• The amount of incentive compensation was calculated based upon the achievement of certain financial results that were the subject of the restatement;

• An NEO engaged in intentional misconduct that caused or partially caused the need for the restatement; and

• The amount of the incentive compensation that would have been awarded to an NEO if the financial results had been properly reported would have been lower than the amount actually awarded.

Tax Considerations. Internal Revenue Code Section 162(m) generally precludes a publicly-held corporation from a federal income tax deduction for annual compensation in excess of $1 million paid individually to the principal executive officer or any of the three other most highly compensated executive officers other than the principal financial officer. Exceptions are made for, among other things, qualified performance-based compensation. Qualified performance-based compensation means compensation paid solely upon attaining objective performance goals for each individual, provided that (i) performance goals are determined by a committee consisting solely of two or more outside directors, (ii) material terms of the performance-based compensation programs and performance goals are disclosed to and approved by stockholders at least every five years, and (iii) the committee certifies that the performance goals were attained and other material terms were satisfied prior to any payment. While the committee designs certain components of executive compensation to preserve income tax deductibility, it believes that it is not in the stockholders’ interest to restrict the committee’s discretion and flexibility in developing appropriate compensation programs and establishing compensation levels. Consequently, the committee may approve compensation that is not fully deductible. As a result of changes made to our annual incentive compensation program in 2013, the majority of the 2014 payout under the annual incentive plan was performance–based and not subject to the above noted income tax deduction limitation.

Covered Party	Ownership Policy Threshold (as % of base salary)	Effective Ownership (as % of base salary)
Andrew F. Jacobs	500%	549%
Robert R. Spears, Jr.	400	720
Phillip A. Reinsch	300	380
Michael W. Brown	300	358

Effective common stock ownership considered for purposes of measuring an NEO’s ownership threshold differs from the amount reported for our NEOs on SEC Form 4 filings because the threshold calculation adopted by our board includes only owned and unpledged shares, while excluding all of our NEOs’ unvested performance-based equity awards as well as any pledged shares.

Pledging Limitation. Integral to our stock ownership guidelines is a limitation on pledging of our common stock held by our NEOs.  This pledging limitation restricts the amount of shares available to be pledged to not more than 50% of all shares owned by the individual NEO, provided that the amount pledged is not more than 50% of the average daily trading volume of our common stock for the most recent calendar year.  For purposes of measuring compliance with our stock ownership guidelines, any shares that remain subject to vesting requirements and any shares pledged by an executive officer are excluded from these NEOs ownership calculations. Any NEO not meeting the minimum ownership threshold is required to retain all shares received in the future through our compensation programs until the threshold is met, except that the NEO may surrender shares to satisfy tax withholding requirements or the share equivalent for the aggregate strike price for an option exercise.

Derivatives Trading and Hedging. All of our employees and directors are restricted from entering into transactions to hedge or offset any change in the market value of our common stock.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy with our management. Based on this review and discussion, the compensation committee recommends to our board that the above Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE Michelle P. Goolsby, Chair Jack Biegler Gary Keiser Mark S. Whiting

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EXECUTIVE COMPENSATION
  EXECUTIVE COMPENSATION  EXECUTIVE COMPENSATION
Summary Compensation Table*

Compensation for our executives is administered under the direction of our compensation committee. The Summary Compensation Table below shows certain compensation information for our CEO, CFO and two other most highly compensated executive officers, referred to as our NEOs, for services rendered in all capacities during the three years ended December 31, 2014. We have no other executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	All Other Compensation ($)		Total ($)
Andrew F. Jacobs	2014	750,000	–	821,702	750,807	83,755	(d)	2,406,264
President and Chief	2013	720,000	113,604	1,135,029	1,006,300	105,690		3,080,623
Executive Officer	2012	720,000	610,000	1,090,000	311,200	141,479		2,872,679
Phillip A. Reinsch	2014	420,000	–	460,281	446,020	50,608	(d)	1,376,909
Executive Vice President, Chief	2013	400,000	63,113	635,622	583,580	62,561		1,744,876
Financial Officer and Secretary	2012	400,000	375,000	641,667	200,790	93,188		1,710,645
Robert R. Spears, Jr.	2014	525,000	–	575,080	590,845	53,419	(d)	1,744,344
Executive Vice President,	2013	505,000	79,680	794,522	764,949	68,742		2,212,893
Chief Investment Officer	2012	505,000	500,000	836,667	286,870	108,072		2,236,609
Michael W. Brown	2014	300,000	–	328,467	303,043	35,030	(d)	966,540
Senior Vice President-Asset and	2013	270,000	42,602	454,014	386,662	37,952		1,191,230
Liability Management and Treasurer	2012	270,000	250,000	430,000	115,840	63,650		1,129,490

*	Columns for “Option Awards” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they were not applicable.

(a)	Prior bonus amounts represent annual incentive compensation awards that were based on a participation in our earnings in excess of a pre-established performance threshold. The compensation committee terminated this plan on June 30, 2013 and replaced it with a nondiscretionary and formulaic target-based program with multiple pre-established performance goals and defined threshold, target and maximum cash awards based on percentages of base salary (see (c) below).

(b)	Amounts for 2014 include the grant date fair value of performance units awarded on January 2, 2015.Amounts for 2013 include the grant date fair value of performance units awarded on December 18, 2013. Amounts for 2012 include performance-based shares awarded on December 13, 2012, as well as fully-vested shares of our common stock awarded in connection with our prior annual incentive compensation program. Such amounts were as follows:

	Year	Stock Awards ($)	Annual Incentive Compensation Paid in Stock ($)	Total Stock Awards ($)
Andrew F. Jacobs	2014	821,702	–	821,702
	2013	1,135,029	–	1,135,029
	2012	480,000	610,000	1,090,000
Phillip A. Reinsch	2014	460,281	–	460,281
	2013	635,622	–	635,622
	2012	266,667	375,000	641,667
Robert R. Spears, Jr.	2014	575,080	–	575,080
	2013	794,522	–	794,522
	2012	336,667	500,000	836,667
Michael W. Brown	2014	328,467	–	328,467
	2013	454,014	–	454,014
	2012	180,000	250,000	430,000

The number of performance units awarded for 2014 was based on 150% of each executive’s 2015 base salary divided by the closing common stock price on January 2, 2015 of $12.46. The units include specific metrics against which our performance is to be measured, including relative economic return, absolute economic return and relative total stockholder return and are potentially convertible into shares of our common stock following a three-year performance period that begins January 1, 2015 and ends December 31, 2017. The number of shares of our common stock into which the units are convertible is dependent on satisfaction of the performance metrics during the performance period, calculated independently for each metric. The grant date fair value of $8.83 per unit was based on management’s estimate of the probable outcome for each nonmarket-based performance metric and a quantitative simulation for the relative total stockholder return performance metric. Assuming we meet or exceed maximum performance levels for all of the performance metrics, in which case the units will convert into shares of common stock equal to up to twice the number of units granted, Messrs. Jacobs, Reinsch, Spears and Brown would receive common shares worth a maximum of $2,319,000, $1,299,000, $1,623,000, $927,000, respectively, based on the $12.46 grant date closing common stock price.

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EXECUTIVE COMPENSATION

Subject to achievement of the performance conditions, our executives will be entitled to receive dividends and any other distributions declared from the date of grant with respect to any such shares, as if these shares had been issued on the date of grant.

The grant date fair value of performance stock awards granted on December 13, 2012 represented approximately two-thirds of each executive’s then base salary, with the actual number of shares granted determined by dividing base salary by the closing common stock price on the date of grant of $11.67.

In 2012 our compensation committee used its discretion regarding the form of payment from the prior annual incentive compensation program and paid 50% of the amounts awarded to our NEOs in fully-vested shares of our common stock. The actual number of our shares awarded was determined by dividing the amount to be paid in fully-vested shares by the closing common stock price on the date of grant of $11.47.

(c)	Amounts include expense recognized for aggregate cash payments pursuant to our 2014 and 2013 annual incentive compensation programs and cash payments on dividend equivalent rights for all years presented. Such amounts were as follows:

	Year	Annual Incentive Compensation Program ($)	Dividend Equivalents Earned ($)	Total Non-Equity Incentive Program Compensation ($)
Andrew F. Jacobs	2014	451,607	299,200	750,807
	2013	733,500	272,800	1,006,300
	2012	–	311,200	311,200
Phillip A. Reinsch	2014	252,900	193,120	446,020
	2013	407,500	176,080	583,580
	2012	–	200,790	200,790
Robert R. Spears, Jr.	2014	316,125	274,720	590,845
	2013	514,469	250,480	764,949
	2012	–	286,870	286,870
Michael W. Brown	2014	180,643	122,400	303,043
	2013	275,062	111,600	386,662
	2012	–	115,840	115,840

Dividend equivalent rights, referred to as DERs, represent notional common stock, which entitle the holder to cash payments equal to the per share dividend amounts declared on our common stock. The numbers of DERs outstanding throughout December 31, 2014 were as follows: 220,000 for Mr. Jacobs, 142,000 for Mr. Reinsch, 202,000 for Mr. Spears and 90,000 for Mr. Brown. All outstanding DERs expire December 31, 2015 unless extended by our compensation committee.

Under the 2014 annual incentive compensation program each NEO had a target opportunity equal to 125% of his base salary with individual target amounts as follows: $937,500 for Mr. Jacobs, $525,000 for Mr. Reinsch, $656,250 for Mr. Spears and $375,000 for Mr. Brown.

(d)	For the year ended December 31, 2014 amounts include expenses recognized for (i) matching contributions made by us pursuant to our qualified defined contribution retirement plan, (ii) matching contributions made by us pursuant to our nonqualified deferred compensation plan, (iii) insurance premiums paid or reimbursed by us and (iv) company matches under a charitable gift matching program were as follows:

	Jacobs ($)	Reinsch ($)	Spears ($)	Brown ($)
Qualified defined contribution retirement plan	15,600	15,600	15,600	15,600
Nonqualified deferred compensation plan	56,426	24,604	34,727	15,000
Insurance premiums	6,729	5,404	2,892	2,830
Charitable gift matching program	5,000	5,000	200	1,600
	83,755	50,608	53,419	35,030

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Grants of Plan-Based Awards(a)(b)

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Andrew F. Jacobs	12-17-14	(c)	555,594	966,250	1,715,094
Phillip A. Reinsch	12-17-14	(c)	311,219	541,250	960,719
Robert R. Spears, Jr.	12-17-14	(c)	388,844	676,250	1,200,344
Michael W. Brown	12-17-14	(c)	222,094	386,250	685,594

(a)	Columns for “All Other Stock Awards,” “All Other Option Awards” and “Exercise or Base Price of Option Awards” have been omitted because they were not applicable.

(b)	Columns for “Estimated Future Payouts Under Equity Incentive Plan Awards” have been omitted because none were awarded in the calendar year; however, on January 2, 2015 the compensation committee awarded performance units for 2014 pursuant to our long-term incentive compensation program. Estimated future payouts under these awards were as follows:

		Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Andrew F. Jacobs	1-2-15	46,529	93,058	186,116	821,702
Phillip A. Reinsch	1-2-15	26,064	52,127	104,254	460,281
Robert R. Spears, Jr.	1-2-15	32,564	65,128	130,256	575,080
Michael W. Brown	1-2-15	18,600	37,199	74,398	328,467

The target number of performance units awarded was based on 150% of each NEO’s 2015 base salary divided by the closing common stock price on January 2, 2015 of $12.46. The units include specific metrics against which our performance is to be measured, including relative economic return, absolute economic return and relative total stockholder return and are potentially convertible into shares of our common stock following a three-year performance period that began on January 1, 2015 and ends December 31, 2017. The number of shares of our common stock into which the units are convertible is dependent on satisfaction of the performance metrics during the performance period, calculated independently for each metric. Because the 2015 awards are subject to these performance metrics, the grant date fair value was based on management’s estimate of the probable outcome for each nonmarket-based performance metric and a quantitative simulation was used to value the portion of the award based on the relative total stockholder return performance metric.

If we meet the target performance levels for all of the performance metrics, the units will convert into shares of common stock equal to the number of units granted. If we meet or exceed the “Maximum” performance levels for all of the performance metrics, the units will convert into shares of common stock equal to twice the number of units granted. Conversely, if we only meet the minimum “Threshold” performance levels for all of the performance metrics, the units will convert into shares of common stock equal to one-half the number of units granted, and below these minimum threshold performance levels, the units will expire without converting into any shares of common stock. The actual shares issued will be based on straight-line interpolations between the indicated performance levels established separately for each performance metric, as necessary. Any such shares into which the units are convertible will be issued following the end of the three-year performance period subject to achievement of the performance conditions. Our executives are entitled to receive all dividends and any other distributions declared from the date of grant with respect to the shares of our common stock into which the units are ultimately converted, if any, as if such shares had been issued on the date of grant.

(c)	On December 17, 2014 the compensation committee established a nondiscretionary and formulaic, target-based annual incentive compensation program for 2015 with multiple pre-established performance goals and defined threshold, target and maximum awards as a percentage of base salary to be paid in cash. This 2015 incentive compensation program was similar to the 2014 incentive plan in all respects. The target award amount for the 2015 incentive program was based on 125% of each executive’s 2015 base salary. The specific metrics against which our performance will be measured include relative economic returns, absolute economic return, relative operating cost efficiency and individual performance objectives. For presentation purposes, it is assumed that the full award amount for achieving individual goals and objectives is earned under each of the performance levels.

Capstead 2015 Proxy Statement	29

EXECUTIVE COMPENSATION

Narrative Disclosure to Summary Compensation Tables and Grant of Plan-Based Awards Table

Our compensation philosophy is to provide competitive performance-based compensation programs to attract, motivate and retain employees vital to our long-term financial success and creation of stockholder value.  Recognizing these priorities, the compensation committee emphasizes “pay-for-performance” as the cornerstone of our compensation philosophy.  Because we are organized as a REIT that must distribute at least 90% of our taxable income to our stockholders annually, traditional growth-oriented performance metrics are not meaningful. For this reason, the compensation committee believes the focus of our performance-based compensation programs should be economic return, comprised of dividends paid and changes in book value measured over both short-term and long-term time horizons.

Short-term incentive compensation amounts in 2014 included (i) an annual incentive compensation program based on our economic returns, measured on a relative and absolute basis, relative operating cost efficiency as well as achievement of individual goals and objectives, and (ii) dividends paid on outstanding DERs.  Under the 2014 annual incentive compensation program each NEO had a target opportunity equal to 125% of his 2014 base salary.  Based on the results of our 2014 performance, the NEOs were awarded 48% of the 2014 target opportunity.  Including dividends paid on DERs, short-term incentive compensation accounted for 32% of the NEOs’ total 2014 executive compensation, as measured for proxy compensation purposes.  On December 17, 2014 the compensation committee adopted an annual incentive compensation program for 2015 that is similar to the 2014 program in all respects.

Consistent with the belief that our NEOs should have an ongoing stake in the long-term success of our business, long-term incentive compensation amounts for 2014 consisted of performance units granted January 2, 2015. These units are convertible into our common stock following a prospective three-year performance period ending December 31, 2017 based on our economic returns, measured on a relative and absolute basis, and our relative total stockholder returns.  Under this long-term incentive compensation program each NEO was awarded a target number of units based on 150% of his 2015 base salary divided by the closing price of our common stock on January 2, 2015 of $12.46.  Such long-term incentive compensation accounted for 34% of our 2014 executive compensation, as measured for proxy compensation purposes.  Including our short-term incentive compensation, 66% of our total 2014 executive compensation was performance-based.

30	Capstead 2015 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End*

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Andrew F. Jacobs	45,584	(a)	635,889	(a)
	41,131	(b)	624,369	(b)
	37,735	(c)	633,948	(c)
	18,488	(d)	342,398	(d)
Phillip A. Reinsch	25,527	(a)	356,102	(a)
	22,850	(b)	346,863	(b)
	20,964	(c)	352,195	(c)
	10,182	(d)	188,571	(d)
Robert R. Spears, Jr.	31,909	(a)	445,123	(a)
	28,848	(b)	437,912	(b)
	26,467	(c)	444,646	(c)
	12,593	(d)	233,222	(d)
Michael W. Brown	18,234	(a)	254,357	(a)
	15,424	(b)	234,137	(b)
	14,150	(c)	237,720	(c)
	6,564	(d)	121,565	(d)

*	Columns for “Option Awards” and non-equity incentive plan “Stock Awards” have been omitted because they were not applicable.

(a)	Amounts represent the number of performance units granted on December 18, 2013 and their related December 31, 2014 market value, including deferred dividends, assuming related “Threshold” performance levels as set out in each award are achieved. Such units are potentially convertible into shares of our common stock following a three-year performance period ending on December, 31, 2016. Executives shall be entitled to receive all dividends and any other distributions declared from the date of grant with respect to the shares of common stock into which the units are ultimately converted, if any, as if such common stock had been issued on the date of grant. As of December 31, 2014, dividends deferred for each NEO was as follows: $76,124 to Mr. Jacobs, $42,630 to Mr. Reinsch, $53,287 to Mr. Spears and $30,450 to Mr. Brown.

(b)	Amounts represent the number of performance-based shares granted on December 13, 2012 and the December 31, 2014 market value of such shares. The first 50% of these shares vest following satisfaction of specified performance criteria pertaining to a three-year measurement period ending December 31, 2015. The remaining 50% of the shares vest following satisfaction of specified performance criteria pertaining to a three-year measurement period ending December 31, 2016. Such shares will be entitled to dividends equal to the actual per share dividends declared during the period, but the payment of such dividends will be deferred until the shares vest. If our results fail to exceed the performance threshold at any vesting date, such vesting will be deferred and re-measured the following year. Any remaining unvested shares and the right to receive related deferred dividends will expire if the performance criteria for the final three-year measurement period ending December 31, 2019 are not met. As of December 31, 2014, dividends deferred for each named executive officer was as follows: $119,280 to Mr. Jacobs, $66,265 to Mr. Reinsch, $83,659 to Mr. Spears and $44,730 to Mr. Brown.

(c)	Amounts represent the number of performance-based shares granted on December 15, 2011 and the December 31, 2014 market value of such shares. On January 29, 2015 the compensation committee reviewed and accepted the performance calculations for the three-year measurement period ended December 31, 2014 prepared by the CFO and his certification that the minimum performance threshold had been met, resulting in the vesting of 50% of these shares. The remaining 50% of the shares vest following satisfaction of specified performance criteria pertaining to a three-year period ending December 31, 2015. Such shares will be entitled to dividends equal to the actual per share dividends declared during the period, but the payment of such dividends will be deferred until the shares vest. If our results fail to exceed the performance threshold at any vesting date, such vesting will be deferred and re-measured the following year. Any remaining unvested shares and the right to receive related deferred dividends will expire if the performance criteria for the final three-year measurement period ending December 31, 2018 are not met. Related, dividends deferred for each NEO was as follows: $170,562 to Mr. Jacobs, $94,757 to Mr. Reinsch, $119,631 to Mr. Spears and $63,958 to Mr. Brown.

(d)	Amounts represent the remaining performance-based shares granted on December 16, 2010 and the December 31, 2014 market value of such shares. On January 29, 2015 the compensation committee reviewed and accepted the performance calculations for the three-year measurement period ended December 31, 2014 prepared by the CFO and his certification that the minimum performance threshold had been met, resulting in the vesting of these shares. Related dividends deferred for each NEO was as follows: $115,365 to Mr. Jacobs, $63,536 to Mr. Reinsch, $78,580 to Mr. Spears and $40,959 to Mr. Brown.

Capstead 2015 Proxy Statement	31

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested*

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Andrew F. Jacobs	40,372	588,111
Phillip A. Reinsch	22,854	331,396
Robert R. Spears, Jr.	29,359	423,113
Michael W. Brown	15,096	218,038
*	Columns for “Option Awards” have been omitted because they were not applicable.

(a)	Amounts represent the dollar value realized upon vesting based on the closing market price of our common shares on the related vesting date as well as related deferred dividends, when applicable.

Nonqualified Deferred Compensation*

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(a)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)(b)
Andrew F. Jacobs	64,596	56,426	211,285	2,967,320
Phillip A. Reinsch	57,174	24,604	171,390	1,969,391
Robert R. Spears, Jr.	50,468	34,727	180,651	2,402,311
Michael W. Brown	25,839	15,000	68,793	837,856
*	Column for “Aggregate Withdrawals/Distributions” was omitted because it was not applicable.

(a)	Amounts included in the “Summary Compensation Table” of this proxy statement.

(b)	Amounts include all employer contributions made since inception of our deferred compensation plan, as follows:

Name	2014 ($)	Previous Years ($)	Total ($)
Andrew F. Jacobs	56,426	823,040	879,466
Phillip A. Reinsch	24,604	377,538	402,142
Robert R. Spears, Jr.	34,727	560,445	595,172
Michael W. Brown	15,000	185,410	200,410

32	Capstead 2015 Proxy Statement

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change-in-Control

Name	Executive Benefits and Payments upon Termination	Voluntary or For-Cause Involuntary Termination or Retirement ($)	Involuntary Not-for-Cause Termination ($)	Termination from Dissolution or Liquidation ($)	Death ($)	Change-in- Control ($)
A. Jacobs	Severance Payment Agreement(a)	–	2,250,000	2,250,000	2,250,000	–
	Nonqualified Deferred Compensation(b)	2,967,320	2,967,320	2,967,320	2,967,320	–
	Acceleration of Nonvested Stock Awards(c)	–	–	–	1,182,888	1,600,715
	Acceleration of Nonvested Performance Units(d)	–	–	–	423,884	1,271,780
		2,967,320	5,217,320	5,217,320	6,824,092	2,872,495
P. Reinsch	Severance Payment Agreement(a)	–	840,000	840,000	840,000	–
	Nonqualified Deferred Compensation(b)	1,969,391	1,969,391	1,969,391	1,969,391	–
	Acceleration of Nonvested Stock Awards(c)	–	–	–	655,504	887,629
	Acceleration of Nonvested Performance Units(d)	–	–	–	237,377	712,203
		1,969,391	2,809,391	2,809,391	3,702,272	1,599,832
R. Spears, Jr.	Severance Payment Agreement(a)	–	1,050,000	1,050,000	1,050,000	–
	Nonqualified Deferred Compensation(b)	2,402,311	2,402,311	2,402,311	2,402,311	–
	Acceleration of Nonvested Stock Awards(c)	–	–	–	822,727	1,115,780
	Acceleration of Nonvested Performance Units(d)	–	–	–	296,719	890,247
		2,402,311	3,452,311	3,452,311	4,571,757	2,006,027
M. Brown	Severance Payment Agreement(a)	–	450,000	450,000	450,000	–
	Nonqualified Deferred Compensation(b)	837,856	837,856	837,856	837,856	–
	Acceleration of Nonvested Stock Awards(c)	–	–	–	436,737	593,422
	Acceleration of Nonvested Performance Units(d)	–	–	–	169,555	508,715
		837,856	1,287,856	1,287,856	1,894,148	1,102,137
(a)	In December 1999 we entered into a severance payment agreement with each person employed by us at that time, and in 2004 we entered into an amended severance payment agreement with Mr. Jacobs (together, the “covered employees”). Pursuant to these agreements, in the event a covered employee’s employment with us is terminated by us for any reason other than those described below, that covered employee will receive a lump sum severance payment determined as follows: three times base salary for the CEO; two times base salary for Executive Vice Presidents; one and one-half times base salary for Senior Vice Presidents and Vice Presidents; and one times base salary for Assistant Vice Presidents and all other employees. A covered employee will not be entitled to a severance payment under the severance payment agreement if (i) the covered employee voluntarily terminates his or her employment, other than because of a reduction in that covered employee’s base salary or officer grade, or a relocation of that covered employee which requires travel from his or her primary residence to such new location of an additional 50 or more miles each way; (ii) the covered employee fails to return to work following an approved leave of absence or (iii) we terminate the covered employee for cause.

(b)	Amount represents the vested account balance of each executive as shown in the “Aggregate Balance at Last Fiscal Year-End” column of the Nonqualified Deferred Compensation table on page 32. The amounts are shown as a single lump sum payment regardless of whether an election to receive such payments over time has been made.

(c)	Amounts represent the December 31, 2014 market value of nonvested stock awards and related deferred dividends, assuming the maximum allowable amount of nonvested shares will vest in the indicated circumstance. These awards and rights to receive deferred dividends will expire in the event an executive leaves us for any reason, including termination by reason of voluntary or involuntary discharge, disability or retirement, dissolution or liquidation of Capstead, or the executive reduces his scheduled work hours per week (subject to management’s discretion), except in the event of a change-in-control or death of the executive. In the event of a change-in-control, these awards will automatically vest in full, including rights to receive deferred dividends. In the event of death a pro rata portion of the performance-based stock awards will vest only after related performance criteria are met.

(d)	Amounts represent the December 31, 2014 market value of outstanding performance units, including deferred dividends, assuming related target performance levels as set out in each award are achieved. Performance units, including the right to related deferred dividends, expire in the event an executive leaves us for any reason, including termination by reason of voluntary or involuntary discharge, disability or retirement, dissolution or liquidation of Capstead, or the executive reduces his scheduled work hours per week (subject to management’s discretion), except in the event of a change-in-control or death. If there is a change-in-control during the performance period and the executive’s employment is terminated at any time within 24 months of the change-in-control without cause or by the individual with good reason, the related targeted performance levels shall be deemed to have been met and each unit will be converted into one share of common stock and related deferred dividends will be paid. In such an event, the conversion date shall be the date of the occurrence of the change-in-control. “Good Reason” shall include (i) a reduction in the executive’s base salary; (ii) a material diminution in the executive’s duties and job responsibilities; or (iii) a significant relocation of our executive offices. In the event of death prior to the end of a performance period, the units will convert into the same number of shares of common stock with related deferred dividends that would have otherwise been applicable for the performance period multiplied by a fraction, the numerator of which is the number of years during the related performance period in which the executive was alive for any portion of such year and the denominator of which is three.

Capstead 2015 Proxy Statement	33

EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLANS

The following table summarizes the total number of outstanding securities in each of our equity compensation plans and the number of securities remaining for future issuance, as well as the weighted-average exercise price of all outstanding equity awards as of December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (#)
Equity compensation plans approved by stockholders:
Amended and Restated 2004 Flexible Long-Term Incentive Plan(a)			–
Stock options	40,000	11.86
Performance units(b)	485,010	n/a
Amended and Restated 2014 Flexible Incentive Plan
Performance units(c)	–	n/a	4,927,763
	525,010		4,927,763
(a)	We no longer issue from the Amended and Restated 2004 Flexible Long-Term Incentive Plan.

(b)	We reserved the maximum number of shares of common stock issuable under the terms of performance units awarded our NEOs in December 2013. The actual shares issuable will be dependent on meeting or exceeding specified performance levels established separately for several performance metrics over a three-year performance period ending December 31, 2016.

(c)	On January 2, 2015 the compensation committee awarded 247,512 performance units to our NEOs at which time we reserved 495,024 common shares representing the maximum number of stock issuable under the terms of performance units awarded. The actual shares issuable will be dependent on meeting or exceeding specified performance levels established separately for several performance metrics over a three-year performance period ending December 31, 2017. Accordingly, the number of securities which currently remain available for future issuance under our Amended and Restated 2014 Flexible Incentive Plan is 4,432,739 shares.

34	Capstead 2015 Proxy Statement

AUDIT COMMITTEE

AUDIT COMMITTEE

Our audit committee is governed by a written charter adopted by our board that can be found on our website at www.capstead.com by clicking “Investor Relations” and “Committee Charters.” The committee is composed of three independent directors, each of whom has been determined by our board to be financially literate and independent in accordance with the NYSE Listed Company Manual and our

Board of Directors’ Guidelines. Neither our charter nor this report shall be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed. The following is the committee’s report regarding the execution of its responsibilities during 2014.

AUDIT COMMITTEE REPORT

The role of our audit committee is to assist our board in its oversight of the quality and integrity of our accounting, auditing and financial reporting practices and the independence and performance of Ernst & Young LLP, our independent registered public accounting firm. As set forth in our charter, the committee’s job is one of oversight. Our management is responsible for the preparation, presentation and integrity of our consolidated financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designated to assure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP is responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as expressing an opinion on our internal control over financial reporting. In addition, Ernst & Young LLP is responsible for reviewing our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and discussing with us any issues they believe should be raised with the committee.

We met with Ernst & Young LLP to review and discuss the overall scope and plans for the audit of our consolidated financial statements and its internal control over financial reporting for the year ended December 31, 2014. We reviewed and discussed with management and Ernst & Young LLP (both alone and with management present) our audited consolidated financial statements and the overall quality of our financial reporting. We also reviewed the report of management contained in our annual report on Form 10-K for the fiscal year ended December 31, 2014, as well as Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm included therein related to its audit.

disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with us concerning independence. We discussed with Ernst & Young LLP their independence and have concluded they are independent from us.

The members of the committee are not currently professionally engaged in the practice of auditing or accounting and as such, cannot be considered experts in the field of auditing or accounting, including with respect to auditor independence. Members of the committee rely, without independent verification, on the information provided to them and on the representations made by management and Ernst & Young LLP. Accordingly, our activities do not provide an independent basis to determine that management has maintained appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions referred to above do not assure that (i) the audit of our consolidated financial statements has been carried out in accordance with generally accepted auditing standards, (ii) our consolidated financial statements are presented in accordance with generally accepted accounting principles or (iii) Ernst & Young LLP is in fact independent.

Based upon our receipt and review of the various materials and assurances described above and our discussions with management and Ernst & Young LLP, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, we recommended to our board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014, to be filed with the SEC.

In addition, we discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (as adopted by the Public Company Accounting Oversight Board in Rule 3200T), and Ernst & Young LLP has provided us with the written

AUDIT COMMITTEE Gary Keiser, Chairman Michelle P. Goolsby Michael G. O’Neil

Capstead 2015 Proxy Statement	35

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

For purposes of this proxy statement, a “beneficial owner” means any person who, directly or indirectly through any contract, arrangement, understanding, relationship, or otherwise has or shares:

(i)   Voting power, which includes the power to vote, or to direct the voting of, our common stock; and/or

(ii)  Investment power, which includes the power to dispose, or to direct the disposition, of our common stock.

A person is also deemed the beneficial owner of our common stock if that person has the right to acquire beneficial ownership of our common stock at any time within 60 days of the annual meeting record date.

Security Ownership of Management

Listed in the following table and footnotes is certain information regarding the beneficial ownership of our our common stock as of March 27, 2015, by each of our directors and executive officers listed in the Summary Compensation Table and by all of our directors and executive officers as a group.

			(b) Ownership amounts include the following unvested performance-based stock awards. For a complete description of equity awards see “Outstanding Equity Awards at Fiscal Year-End” on page 31.
Name of Beneficial Owner	Number of Shares of our Common Stock Beneficially Owned	Percent of Class
			Grant	Jacobs	Reinsch	Spears	Brown
Jack Bernard	16,000(c)	*	December 13, 2012	41,131	22,850	28,848	15,424
Jack Biegler	74,500(a)(c)	*	December 15, 2011	18,867	10,482	13,233	7,075
Michelle P. Goolsby	23,090(c)	*		59,998	33,332	42,081	22,499
Andrew F. Jacobs	530,264(b)(d)	0.6
In 2013 our compensation committee discontinued the issuance of performance-based stock awards for our named executive officers in favor of issuing performance-based units pursuant to our new long-term incentive plan. Because performance-based units will not be convertible into shares of our common stock until the satisfaction of related performance metrics over a three-year performance period, any such shares of common stock ultimately issuable pursuant to these units are excluded from ownership amounts. For a complete description of these units, see “Grants of Plan-Based Awards” on page 29.

(c) Includes 5,000 unvested stock awards granted on July 29, 2014 to our independent directors, all which vest in full on July 15, 2015.

(d) Includes shares of our common stock that may be pledged to secure margin accounts as follows: 140,000 shares for Mr. Jacobs and 10,000 shares for Mr. O’Neil.

Gary Keiser	44,023(a)(c)	*
Christopher W. Mahowald	174,059(a)(c)	0.2
Michael G. O’Neil	64,465(a)(c)(d)	*
Mark S. Whiting	56,104(a)(c)	*
Phillip A. Reinsch	161,597(b)	0.2
Robert R. Spears, Jr.	345,475(b)	0.4
Michael W. Brown	108,694(b)	0.1
All of our directors and executive officers as a group (11 persons)	1,598,271	1.7
*       Denotes less than one-tenth of one percent of our common stock outstanding.

(a)    Ownership amounts include the right to acquire our common stock pursuant to exercisable stock option awards as follows:

		Right to Acquire Exercisable Options
Jack Biegler		10,000
Christopher W. Mahowald		15,000
Mark S . Whiting		15,000
All of our directors and executive officers as a group		40,000

36	Capstead 2015 Proxy Statement

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table sets forth the ownership of our common stock by the persons known by us to be beneficial owners of more than five percent of our outstanding common stock as of the close of business on March 27, 2015.

Name and Address of Beneficial Owner	Number of Shares of our Common Stock Beneficially Owned	Percent of Class
BlackRock, Inc 40 East 52nd Street New York, NY 10022	10,181,529(a)	10.63%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,258,698 (b)	6.53%

(a)  The number of shares of our common stock beneficially owned, for which BlackRock, Inc. has sole voting and investment power, as reported on Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 9, 2015. The percent of class is based on 95,767,180 shares outstanding as of March 27, 2015.

(b)   The number of shares of our common stock beneficially owned, for which The Vanguard Group has sole voting and investment power, as reported on Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2015. The percent of class is based on 95,767,180 shares outstanding as of March 27, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2014, all of our directors, executive officers and beneficial owners of more than ten percent of our outstanding common stock were in compliance with Section 16(a) filing requirements, with the following exceptions: four transactions entered into on January 2, 2014 involving the forfeiture of a total of 5,983 shares of common stock to satisfy tax withholding obligations upon vesting of restricted stock were inadvertently unreported by Messrs. Brown, Jacobs, Reinsch, and Spears until January 13, 2014 and four transactions entered into from January 17, 2014 through October 20, 2014 involving a total of 1,090 shares acquired pursuant to a broker-sponsored automatic dividend reinvestment program were inadvertently unreported by Ms. Goolsby until January 21, 2015.

Capstead 2015 Proxy Statement	37

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL TWO – ADVISORY VOTE ON EXECUTIVE COMPENSATION

In the Compensation Discussion and Analysis section of this Proxy Statement we state that our compensation philosophy is to provide “competitive, performance-based compensation programs to attract, motivate and retain employees vital to our long-term financial success and creation of stockholder value.” Accordingly, we emphasize a strong pay-for-performance alignment in the design of our compensation programs by linking key compensation elements directly to our relative and absolute performance. We believe this is reinforced by policies requiring our named executive officers to own a meaningful amount of our common stock. Accordingly, a significant portion of compensation paid to our named executive officers is in the form of shares of common stock, which together with share ownership requirements, provides a significant alignment of interest with our stockholders.

Section 14A of the Securities Exchange Act of 1934 requires that we submit to our stockholders an advisory resolution to approve the compensation of our named executive officers at least once every three years (sometimes referred to as “say- on-pay”). Following the recommendation of our stockholders, our board has chosen to hold this vote every year and accordingly submits the following non-binding advisory resolution on executive compensation. This advisory vote allows you to express your opinion regarding the decisions of the compensation committee with respect to executive compensation. Your opinion will serve as a tool to guide the committee in continuing to improve the alignment of our executive compensation programs with the interests of our stockholders. In 2014, approximately 98% of the votes cast supported the compensation paid or awarded to our named executive officers in 2013.

The Board unanimously recommends that our stockholders indicate their support of our executive compensation by voting FOR the following non-binding resolution:

RESOLVED, that stockholders approve, on an advisory basis, the compensation of our executive officers in 2014, as such compensation is disclosed pursuant to the compensation rules of the SEC, included in the Compensation Discussion and Analysis of this proxy statement, accompanying compensation tables and the other narrative executive compensation disclosures required by such rules (proposal 2).

Because your vote is advisory in nature, it will not have any effect on compensation already paid or awarded to any of our executive officers and will not be binding on our compensation committee or our board. However, the committee will take into account the outcome of the vote when considering future executive compensation decisions.

38	Capstead 2015 Proxy Statement

PROPOSAL THREE – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

PROPOSAL THREE – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Ernst & Young LLP has audited our financial statements since we commenced operations in 1985. Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our by-laws or otherwise. However, our board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the committee will reconsider whether or not to retain them. Even if the selection is ratified, the committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of our stockholders.

Our audit committee is responsible for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. The committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The committee has delegated pre-approval authority to its chair to expedite the delivery of services as necessary. Our independent registered public accounting firm and management are required to periodically report to the committee regarding the extent of services provided in accordance with this pre-approval and the fees for the services performed to date. The committee approved all fees paid to Ernst & Young LLP during the past three years with no reliance on the de minimis exception established by the SEC for approving such services.

Services provided by Ernst & Young LLP during 2014 included the audit of our annual financial statements and our internal control over financial reporting. Services also included the limited review of unaudited quarterly financial information, review and consultation regarding filings with the SEC and the Internal Revenue Service, procedures performed on behalf of our underwriters in connection with public offerings of our common and preferred stock, assistance with management’s evaluation of internal accounting controls, and consultation on financial and tax accounting and reporting matters. The committee has considered all fees provided by Ernst & Young LLP to us and concluded their involvement is compatible with maintaining their independence.

Fees for fiscal years ended December 31, 2014 and 2013 were as follows:

	Fiscal Year 2014	Fiscal Year 2013
Audit fees	$745,000	$708,865
Audit-related fees	-	880
Tax fees	7,900	7,500
Total	$752,900	$717,245

Representatives of Ernst & Young LLP will be present at the annual meeting of stockholders, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The board recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Capstead 2015 Proxy Statement	39

RELATED PERSON TRANSACTIONS

RELATED PERSON TRANSACTIONS

We recognize that transactions involving significant relationships between us and our directors, executives or employees can present conflicts of interest and create the appearance that our decisions are based on considerations outside of our best interests and those of our stockholders. Therefore, it is our preference to avoid transactions involving such relationships. Nevertheless, we recognize there are situations where such transactions may not be inconsistent with our best interests and those of our stockholders. Therefore, we have implemented certain policies and procedures intended to allow us to assess the propriety of such transactions.

Pursuant to our Board of Directors’ Guidelines, each of our directors must discuss with our governance & nomination committee any significant transaction that may affect his or her independence so that the committee can report such transaction to our board, which has the authority to reject or ratify the transaction based upon our best interests and those of our stockholders. Also pursuant to our Board of Directors’

Guidelines, if a proposed transaction involves a director potentially diverting a corporate opportunity from us, the director pursuing such transaction must first present the transaction to our CEO who has the authority to determine our best interests and those of our stockholders with respect to such opportunity. In addition, our Code of Business Conduct and Ethics provides that a related person transaction involving an executive officer must be promptly reported to our board, and such transactions involving an employee or non-executive officer must similarly be reported to our CEO. Our Code of Business Conduct and Ethics also provides that our officers and employees must get our CEO’s authorization before they can divert a business opportunity away from us. In each of these situations our board and our CEO have the authority to determine our best interests and those of our stockholders in relation to such transaction.

For the year ended December 31, 2014 there were no related person transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS

Any stockholder proposal to be presented at our 2016 annual meeting of stockholders must be received by our stockholder relations department at 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404 no later than December 17, 2015 in order to be included in our proxy statement and form of proxy for such meeting. The proposal must comply with SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. As to any proposal a stockholder intends to present to our stockholders other than by inclusion in our proxy statement for the 2016 annual meeting, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless we receive notice of the matter to be proposed not later than March 1, 2016. Even if proper notice is received on or prior to March 1, 2016, the proxies named in management’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising our stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder(s) making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

OTHER MATTERS

Our board does not intend to bring any other business before our annual meeting of stockholders, and our board is not aware of any matters to be brought before the meeting other than those described in this proxy statement. As to any other business that may properly come before the meeting, our proxies intend to exercise their discretionary authority to vote on those matters.

40	Capstead 2015 Proxy Statement

ADDITIONAL INFORMATION

ADDITIONAL INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2014. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at www.sec.gov. We make available on our website at www.capstead.com, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, investor presentations and press releases, including any amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. We also make available on our website free of charge charters for the committees of our board, our Board of Directors’ Guidelines, our Code of Business Conduct and Ethics, our Financial Code of Professional Conduct and other company information, including amendments to such documents and waivers, if any, to the codes. Hard copies will be furnished upon written request to Capstead Mortgage Corporation, Attention: Stockholder Relations, 8401 North Central Expressway, Suite 800, Dallas, Texas 75225-4404.

You should rely only on the information contained in this proxy statement to vote on the matters presented herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 15, 2015. You should not assume the information contained in this proxy statement is accurate as of any date other than such date, and neither the mailing of this proxy statement to stockholders nor the election of directors or ratification of the appointment of Ernst & By order of the board of directors,
Young LLP as our independent registered public accounting firm will create any implication to the contrary.
By order of the board of directors, Phillip A. Reinsch Secretary April 15, 2015

Capstead 2015 Proxy Statement	41

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE NOW.

1.	To elect eight directors to our board of directors to serve until our next annual meeting of stockholders and until their respective successors are elected and qualified:
		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

	01 Jack Bernard	☐	☐	☐	05 Gary Keiser	☐	☐	☐

	02 Jack Biegler	☐	☐	☐	06 Christopher W. Mahowald	☐	☐	☐
Please fold here – Do not separate
	03 Michelle P. Goolsby	☐	☐	☐	07 Michael G. O’Neil	☐	☐	☐

	04 Andrew F. Jacobs	☐	☐	☐	08 Mark S. Whiting	☐	☐	☐

to our board of directors, to serve until our next annual meeting of stockholders and until their respective successors are elected and qualified.

2.	To conduct an advisory (nonbinding) vote to approve our 2014 named executive officers’ compensation;	☐	For	☐	Against	☐	Abstain

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	For	☐	Against	☐	Abstain

In the discretion of such proxies, upon such other business as may properly come before our annual meeting or any adjournment of the meeting, including any matter of which we did not receive timely notice as provided by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

WE BELIEVE VOTING “FOR” EACH OF THE ABOVE PROPOSALS IS IN THE BEST INTEREST OF OUR STOCKHOLDERS AND RECOMMEND YOU VOTE “FOR” EACH OF THE ABOVE PROPOSALS.

Date		, 2015

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

CAPSTEAD MORTGAGE CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 27, 2015
1:00 p.m. (Central)

8401 N. Central Expressway
Suite 220
Dallas, Texas 75225-4404

Our Annual Meeting will be located on the 2nd floor
of Capstead’s office tower.
Exit Northwest Highway Loop 12 or
Caruth Haven Lane from Interstate 75

Stockholders please note recent regulations at the New York Stock Exchange, which will affect your vote on the election of directors. You must vote your proxy in order for your shares to be counted for the election of directors.

Capstead Mortgage Corporation
8401 N. Central Expressway, Suite 800
Dallas, Texas 75225-4404	Proxy

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
OF CAPSTEAD MORTGAGE CORPORATION

Proxy for Annual Meeting of Stockholders to be held May 27, 2015

The undersigned, a stockholder of Capstead Mortgage Corporation, a Maryland corporation, hereby appoints Andrew F. Jacobs and Phillip A. Reinsch, as proxies, each with the power of substitution to vote the shares of common stock, which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held at 1:00 p.m., Central Time, on May 27, 2015 at 8401 N. Central Expressway, Suite 220, Dallas, Texas and at any adjournment of the meeting. I hereby acknowledge receipt of the notice of annual meeting and proxy statement dated April 15, 2015.

This proxy, when properly completed and returned, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR DIRECTOR NAMED HEREIN, “FOR” ADVISORY VOTE ON COMPENSATION PHILOSOPHY, “FOR” ADVISORY APPROVAL OF COMPENSATION GRANTED, AND “FOR” PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP, AND IN THE DISCRETION OF THE PROXYHOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OF THE MEETING.

DO NOT STAPLE OR MUTILATE

PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE,
WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.A.

PLEASE VOTE YOUR PROXY PROMPTLY

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.proxypush.com/cmo	1-866-883-3382
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
Use the Internet to vote your proxy until 11:59 p.m. (CT) on May 26, 2015.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on May 26, 2015.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.